                                                                     EXHIBIT 4.1

                    DOW JONES PROFIT-SHARING RETIREMENT PLAN



              Restated as of January 1, 1989 through June 22, 1994



                                  Plan No. 001

                    DOW JONES PROFIT-SHARING RETIREMENT PLAN


                               Table of Contents
                               -----------------
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                                                                  ----
PREAMBLE                                                            1

ARTICLE I     DEFINITIONS                                           2

ARTICLE II    SERVICE                                              20
   2.1        Hours of Service                                     20
   2.2        Years of Service and Breaks in Service               21
   2.3        Service                                              22
   2.4        Eligibility Service                                  23

ARTICLE III   PARTICIPATION                                        23
   3.1        Commencement of Active Participation                 23
   3.2        Commencement of Inactive Participation               24
   3.3        Termination of Participation                         25

ARTICLE IV    CONTRIBUTIONS                                        25
   4.1        Company Contributions                                25
   4.2        After-Tax Contributions                              29
   4.3        Rollover Contributions and Transfer
              Contributions                                        31
   4.4        Restoration of Forfeitures of Certain
              Former Telerate Employees                            32

ARTICLE V     LIMITATIONS ON CONTRIBUTIONS                         33
   5.1        Average Contribution Percentage Test                 33
   5.2        Maximum Limit on Contributions                       36
   5.3        Deductibility of Contributions by Companies          37

ARTICLE VI    INVESTMENT OF FUNDS                                  38
   6.1        Investment Funds                                     38
   6.2        Participant Selection of Investments                 38
   6.3        Loan Fund                                            39

ARTICLE VII   PLAN ACCOUNTS                                        39
   7.1        Accounts                                             39
   7.2        Crediting Investment Earnings                        40
   7.3        Accounting                                           40
   7.4        Risk of Loss                                         41

ARTICLE VIII  VESTING                                              41
   8.1        Vested Interest                                      41

ARTICLE IX    WITHDRAWAL RIGHTS                                    41
   9.1        Withdrawals of After-Tax Contributions               41
   9.2        Withdrawals After Termination of Employment
              or While Receiving Benefits in Quarterly
              or Annual Installments                               42
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                                     - i -

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               9.3   Hardship Withdrawals of Certain Telerate
                     Plan Contributions                            42
               9.4   Spouses's Consent to Withdrawals              44
               9.5   Payment of Withdrawals                        44
               9.6   Repayment of Withdrawals                      45

ARTICLE X            PARTICIPANT'S BENEFITS UPON SEPARATION FROM
                     EMPLOYMENT                                    45
              10.1   Participant's Benefits                        45
              10.2   Form of Benefits                              45
              10.3   Commencement of Benefits                      49
              10.4   Distributions                                 51

ARTICLE XI           BENEFICIARY'S BENEFITS UPON PARTICIPANT'S
                     DEATH                                         52
              11.1   Beneficiary's Benefits                        52
              11.2   Beneficiary and Form of Benefits              52
              11.3   Commencement of Benefits                      55
              11.4   Distributions                                 56

ARTICLE XII          LOANS                                         58
              12.1   Loan Amount, Term and Interest Rate           58
              12.2   Frequency of Loans                            60
              12.3   Security for Loans                            60
              12.4   Repayment                                     61
              12.5   Further Limitations on Loans                  62
              12.6   Certain Beneficiaries and Inactive
                     Participants                                  62
              12.7   Loans "Made" After December 31, 1986          63

ARTICLE XIII         ADMINISTRATION OF PLAN                        63
              13.1   Appointment of Plan Committee                 63
              13.2   Resignation and Removal of Members            63
              13.3   Appointment of Successors                     63
              13.4   Power and Duties of the Committee             63
              13.5   Allocation and Delegation of Duties           65
              13.6   Committee Procedure                           65
              13.7   Investment Manager                            66
              13.8   Compensation of Committee                     66
              13.9   Expenses                                      66
              13.10  Information Required From Participants        66
              13.11  Records                                       66
              13.12  Reports to Participant                        66
              13.13  Multiple Fiduciary Capacity                   67

ARTICLE XIV          PLAN ASSETS                                   67
              14.1   Trust                                         67
              14.2   Designation of Trustee                        67
              14.3   Investment and Management of Plan Assets      67

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                                     - ii -
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ARTICLE XV    CLAIMS                                               68
  15.1        Claims for Benefits                                  68
  15.2        Appeals Procedure                                    68

ARTICLE XVI   AMENDMENT AND TERMINATION                            69
  16.1        Amendment                                            69
  16.2        Termination or Partial Termination                   69
  16.3        Merger or Consolidation of Plan Assets;
              Mergers into the Plan; Transfers of Plan
              Assets                                               69

ARTICLE XVII  MISCELLANEOUS PROVISIONS                             71
  17.1        No Contract of Employment                            71
  17.2        No Liability for Benefits                            71
  17.3        Exclusive Benefit of Trust Fund                      71
  17.4        Nonalienation                                        72
  17.5        Common Trust Fund                                    74
  17.6        Responsibility of Fiduciaries                        74
  17.7        Indemnity by Companies                               74
  17.8        Inability to Locate Participants or
              Beneficiaries                                        75
  17.9        Payment in Case of Incapacity                        75
  17.10       Headings                                             76
  17.11       Applicable Law                                       76
  17.12       Agent for Service                                    76

                   DOW JONES PROFIT-SHARING RETIREMENT PLAN

                                    PREAMBLE
                                    --------

          This instrument sets forth the terms and conditions of the profit-sharing plan originally adopted by Dow Jones & Company, Inc. effective as of December 1949 and thereafter amended from time to time. Dow Jones & Company, Inc. is a Delaware corporation with offices headquartered in New York, New York. On May 16, 1990 the Plan was amended and restated in its entirety effective January 1, 1989 to reflect changes in the laws and regulations governing the Plan.


          Further accruals under the Telerate Systems Incorporated Retirement Plan, a profit-sharing plan sponsored by Telerate Systems Incorporated (a wholly-owned subsidiary of Dow Jones & Company, Inc.) and related companies, were frozen as of December 31, 1990, and the Plan was amended, effective January 1, 1991, to reflect the merger of the Telerate Systems Incorporated Retirement Plan (including assets and liabilities attributable to frozen pension plan individual accounts and frozen cash or deferred arrangement individual accounts) into the Plan as of that date. Effective November 1, 1991, the Plan was further amended to reflect increased flexibility in the ability of Participants to direct the investment, and reinvestment, of their accounts under the Plan. The Plan is hereby amended to effect certain administrative provisions and to reflect changes in the laws and regulations governing the Plan and is again restated. The amendments are effective as provided herein, and the restatement is again effective as of January 1, 1989, such that any provisions applicable to the Plan from January 1, 1989 to the date of this restatement are set forth herein.

          Except as otherwise provided herein, a Participant who is not an Employee at any time after December 31, 1988 shall be entitled to benefits, if any, under the Plan based upon the provisions of the Plan in effect on or prior to that date.

          The Plan and the trust established under the Trust Agreement to implement the Plan are intended to constitute a profit-sharing plan under
Section 401(a) of the Internal Revenue Code of 1986 and a plan described in
Section 404(c) of ERISA and are intended to comply with the provisions of
Section 401 and Section 501 of the Internal Revenue Code of 1986 and the requirements of ERISA, and the corresponding provisions of any subsequent laws, and the provisions of the Plan and Trust Agreement shall be construed to effectuate such intention.

                                   ARTICLE I

                                  Definitions
                                  -----------


          For all terms used in this Plan, whether or not defined in this
Article I, the masculine gender shall include the feminine and the feminine gender shall include the masculine and the singular shall include the plural and the plural shall include the singular unless the context clearly indicates otherwise. The following terms used in this Plan shall have the meanings set forth in this Article I.

     1.1  "Active Participant" means a person who has commenced, and remains in,
           ------------------
active participation in the Plan pursuant to Article III.

     1.2  "Actual Contribution Percentage" means, with respect to a group of
           ------------------------------
persons for a Plan Year, the average of the ratios (expressed as a percent, and for Plan Years beginning after December 31, 1988 to the nearest 0.01%), calculated separately (and for Plan Years beginning after December 31, 1988 to the nearest 0.01%) for each person in such group, of (a) to (b), where (a) and
(b) are as follows:

          (a) After-Tax Contributions, plus matching contributions within the meaning of Section 401(m)(4)(A) of the Code, for such Plan Year;

          (b) the person's '414(s)' Compensation for such Plan Year.

     1.3  "Adjustment Factor" means:

          (a) one (1), for years beginning before January 1, 1988; and

          (b) the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987.

     1.4  "Affiliated Company" means:
           ------------------

          (a)  each Company;

          (b) any corporation which is a member of a controlled group of corporations with a Company within the meaning of Section 414(b) of the Code;

          (c) any trade or business (including a sole proprietorship, partnership, trust, estate or corporation) which is under common control with a Company within the meaning of Section 414(c) of the Code;

          (d) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes a Company;

          (e) any other entity required to be aggregated with the Companies pursuant to regulations under Section 414(o) of the Code; and

          (f) any other entity deemed to be an Affiliated Company by the Board of Directors.

          1.5  "After-Tax Contributions" means amounts contributed to the Plan
                -----------------------
by a Participant out of his own assets pursuant to Section 4.2.

          1.6  "After-Tax Contributions Account" means the account of a
                -------------------------------
Participant maintained pursuant to Section 4.2 and containing amounts attributable to After-Tax Contributions.

          1.7  "Annual Addition" means the sum, in any Limitation Year, of:
                ---------------


               (a) (1) for Limitation Years beginning after December 31, 1986, the Participant's After-Tax Contributions (before any reduction made pursuant to Section 5.1), or

               (2) for Limitation Years beginning before January 1, 1987, the lesser of (A) 50% of the Participant's After-Tax Contributions or (B) the excess of the Participant's After-Tax Contributions over 6% of the Participant's '415' Compensation;

          (b) Company Contributions on behalf of the Participant;

          (c) forfeitures, if any, allocated as such to the Participant's accounts, but reduced by any amount permitted by regulations promulgated by the Secretary of the Treasury; and

          (d) the Participant's annual additions (as defined in Section 415(c)(2) of the Code) to all other defined contribution plans of the Affiliated Companies, including any amount allocated to an individual medical account of the Participant as described in Section 415(1) of the Code, and (if the Participant is or ever was a Key Employee) any amount allocated to his post-retirement medical benefit account as described in Section 419A(d) of the Code.

         1.8  "Before-Tax Contributions Account" means, after December 31, 1990,
               --------------------------------
the account of a Participant who was a participant in the Telerate Retirement Plan on that date and containing amounts derived from the portion of the "Employer's Elective Contributions" attributable to the Participant's salary reduction elections under that plan (including income and losses under that plan and this Plan).

     1.9  "Beneficiary" means the one or more persons or trusts designated
           -----------
or deemed as such pursuant to Article XI.

     1.10 "Benefit Commencement Date" means the first day of the first period
           -------------------------
for which an amount is payable as an annuity or in any other form to the Participant or his Beneficiary, as applicable, pursuant to Articles X or XI, regardless of whether payment is actually made.

     1.11 "Board of Directors" means the board of directors of Dow Jones &
           ------------------
Company, Inc. or any successor entity, or any officer or officers of Dow Jones & Company, Inc. authorized by the Board of Directors to take action on its behalf.

     1.12 "Cash or Deferred Contributions" means any amounts that would qualify
           ------------------------------
as compensation but for the Participant's agreement to forego receipt thereof pursuant to a cash or deferred arrangement under Section 401(k)(2) of the Code, a cafeteria plan under Section 125 of the Code, a simplified employee pension under section 402(h) of the Code, or an annuity contract under Section 403(b) of the Code.

     1.13 "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

     1.14 "Company" means Dow Jones & Company, Inc. or any other company, or
           -------
division or department of a company, having employees to whom the Board of Directors has extended (with the acceptance of such entity) the benefits of the Plan, or any successor entities (collectively, the "Companies"). Any action by a Company provided for under the Plan may be taken by the board of directors of that Company or by an officer or officers of that Company authorized by such board of directors to take such action. Any reference to the board of directors or officers or jurisdiction of legal organization of a Company shall, with respect to a Company which is a division or department of a company, be deemed to refer to the board of directors or officers or jurisdiction of legal organization, as the case may be, of the company of which such Company is a division or department. Any reference to the board of directors or officers of a Company which is not incorporated shall be deemed to refer, respectively, to person(s) having the legal authority to manage the affairs of the Company or to the person(s) to whom such authority has been delegated.

     1.15 "Company Contributions" means amounts contributed to the Plan by the
           ---------------------
Companies pursuant to Section 4.1(a) and, after December 31, 1990 for Participants who were participants in the Telerate Retirement Plan on that date, amounts previously contributed under the Telerate Profit Sharing Plan, the discretionary portion of amounts previously contributed as "Employer's Non-Elective Contributions" under the Telerate Retirement Plan, and amounts originally contributed under the Market Systems Technology, Inc. Retirement Plan and held under the Telerate Retirement Plan (in each case including income and losses under those plans).

     1.16 "Company Contributions Account" means the account of a Participant
           -----------------------------
maintained pursuant to Section 4.1(b) and containing amounts attributable to Company Contributions.

     1.17 "Company Securities" means the common stock or other securities issued
           ------------------
by a Company, by an Affiliated Company, or by any other company controlling, controlled by or under common control with, a Company.

     1.18 "Compensation" means:
           ------------

          (a) for Plan Years beginning before January 1, 1989, "Compensation" under the Plan as then in effect, subject to any limitations thereon contained in the Plan;

          (b) for Plan Years beginning after December 31, 1988 but before January 1, 1994, all compensation, including salaries, wages, fees, commissions, overtime and premium pay, and bonuses, paid or payable or otherwise includible in gross income (whether in cash or stock) by or from the Companies in respect of Hours of Service as an Active Participant, but excluding (1) amounts contributed to the Trust Fund pursuant to the Plan or paid or contributed to any group insurance plan or other employee benefit plan, if any, established and maintained by the Companies which are not includible in gross income, and (2) such other benefits or amounts paid not in the normal course of service, as may be determined from time to time by the Plan Committee on a uniform and nondiscriminatory basis, including but not limited to relocation allowances, welfare benefits, imputed income on account of group term life insurance and payments, regardless of form, under the 1990 Performance Award Plan or any subsequent long term incentive plan for selected employees; and


          (c) for Plan Years beginning after December 31, 1993, '414(s)' Compensation from the Companies in respect of service as an Active Participant, less (to the extent included therein):

          (1) all of the following, even if included in gross income: expense reimbursements or allowances, cash and noncash fringe benefits, moving expenses, deferred compensation and welfare benefits, and

          (2) only with respect to Highly Compensated Employees for the Plan
     Year:

                    (A) severance benefits (even if not welfare benefits),

                    (B) non-qualified stock options taxable in the year granted,

                    (C) deferred compensation included in the Participant's gross income for the Plan Year pursuant to the Participant's election under Section 83(b) of the Code, and

                    (D) payments, regardless of form, under the 1990 Performance Award Plan or any subsequent long term incentive plan for selected employees;

provided that with respect to contributions to the Plan for Plan Years beginning after December 31, 1988 or for any Top Heavy Year, Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year, except that such amount shall be prorated, within each set of Family Members, among Family Members who are Active Participants at any time during the Plan Year in proportion to each such person's Compensation determined without regard to the limitation contained in this further proviso.


   1.19        "Compensation Limit" means:
                ------------------

          (a) for Plan Years not beginning after December 31, 1993, $200,000 multiplied by the ratio of the Adjustment Factor in effect for the Plan Year to the Adjustment Factor in effect for the Plan Year beginning in 1989, and

          (b) for Plan Years beginning after December 31, 1993, $150,000 first multiplied by the ratio of the Adjustment Factor in effect for the Plan Year to the Adjustment Factor in effect for the Plan Year beginning in 1994 and then rounded to the next lowest multiple of $10,000, but not below $150,000.

     1.20 "Defined Benefit Plan Fraction" means for any Limitation Year a
           -----------------------------
fraction, the numerator of which is the Participant's projected annual benefit under all defined benefit plans (within the meaning of Section 414(j) of the Code) of the Affiliated Companies, which are qualified under Sections 401 and 501 of the Code, determined as of the close of the Limitation Year, and the denominator of which is the lesser of:

          (a) 1.25 (1.0 for any Limitation Year beginning in a Top Heavy Year) multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for that Limitation Year, or

          (b) 1.4 multiplied by the amount that may be taken into account under
Section 415(b)(1)(B) of the Code with respect to the Participant for that Limitation Year.

     1.21 "Defined Contribution Plan Fraction" means for any Limitation Year a
           ----------------------------------
fraction, the numerator of which is the sum of the Participant's Annual Additions, and the Participant's annual additions (as defined in Section 415(c)(2) of the Code) to all other defined contribution plans of the Affiliated Companies, for all Limitation Years as of the close of such Limitation Year and the denominator of which is the sum of the lesser of the following amounts for such Limitation Year and for each prior Limitation Year of service with the Affiliated Companies:

          (a) 1.25 (1.0 for any Limitation Year beginning in a Top Heavy Year) multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for that Limitation Year (determined without regard to Section 415(c)(6) of the Code), or

          (b) 1.4 multiplied by the amount that may be taken into account under
Section 415(c)(1)(B) of the Code with respect to the Participant for that Limitation Year.

     1.22 "Determination Date" means, with respect to any Plan Year, the last
           ------------------
day of the immediately preceding Plan Year or, with respect to the first Plan Year of the Plan, the last day of such Plan Year.

     1.23 "Disability" means a total and permanent disability which is certified
           ----------
by a qualified physician or physicians approved by the Plan Committee as preventing a Participant by bodily injury or disease or mental disease from engaging in any occupation or employment with a Company and as likely to continue for the rest of his life. Upon the consideration of the opinion of such physician and the opinion(s) of such additional physicians, if any, as the Plan Committee in its discretion may consider appropriate, the determination by the Plan Committee shall be final and binding on all persons. The Plan Committee shall not discriminate in any way between Participants in applying the provisions of this Section.


     1.24 "Eligible Employee" means any Employee (including any officer) of (or,
           -----------------
prior to January 1, 1989, in the regular employ of) a Company (whether or not such person is an exempt employee under Section 13(a)(1) of the Fair Labor Standards Act), who:

          (a) is a citizen of the United States employed by a United States Company and who (but only for periods prior to January 1, 1994) also is employed either in the United States or as an expatriate;

          (b) is employed by Dow Jones Canada, Inc., a Canadian company, other than a nonresident alien who receives no United States earned income, provided that, for periods prior to January 1, 1991, the limitation on nonresident aliens who receive no United States earned income shall not apply;

          (c) is a resident alien employed in the United States by a United States Company or is a nonresident alien employed by a United States Company and who receives United States earned income, unless the Employee:
                                          ------

               (1) is expected to work in the United States (if at all) for a total of less than five years, and

               (2) in accordance with the laws of the resident alien's country of citizenship or the nonresident alien's country of residence, is (or, except for failure to satisfy service requirements, would have been) an active participant in a local plan in respect of his employment in the United States;

          (d) is a nonresident alien employed in his country of citizenship by a United States Company, who receives no United States earned income and who either:

               (1) became an Employee with a United States Company prior to January 1, 1980 at a time when the Company did not sponsor a local plan in the country in which the Employee was employed,

               (2) was employed by a United States Company in the United States prior to January 1, 1980, and who became an Active Participant no later than January 1, 1980,

               (3) was employed as an expatriate by Dow Jones Publishing Co.
     (Asia), Inc. prior to January 1, 1985, and who became an Active Participant no later than January 1, 1986, or

               (4) was employed by Dow Jones Publishing Co. (Asia), Inc. prior to January 1, 1977, and who became an Active Participant no later than January 1, 1980; or

          (e) is a third country national employed by a United States Company, who receives no United States earned income and who:

               (1)  is employed as an expatriate,

               (2) was employed as an expatriate by a United States Company prior to December 1, 1986, and

               (3)  either:

                    (A) has not incurred a One-Year Break in Service after December 1, 1986, or

                    (B) became an Active Participant in accordance with the terms of the Plan no later than January 1, 1989.

Eligible Employee shall not include, however, any person covered by a collective bargaining agreement which does not provide for participation in the Plan (except to the extent such collective bargaining agreement is included in Schedule A attached hereto and made a part hereof), nor any leased employee within the meaning of Section 414(n)(2) of the Code included within the definition of "Employee" in this Article I.


As used in this Section:

     .  "alien" means a person who is not a citizen of the United States;
         -----

     .  "expatriate" means a person who receives, except to the extent not
         ----------
        applicable to his personal circumstances, the following benefits: foreign exchange protection, housing subsidy, education allowance, home leave, tax equalization, and Dow Jones & Company, Inc. United States welfare benefits (including medical care, dental care, short and long term disability, life and accident insurance, and dependent care);

     .  "local plan" means a retirement or similar plan sponsored or maintained
         ----------
        by an Affiliated Company consistent with the laws of the foreign country, including, if applicable, the retirement system sponsored by the government of that country (if such system has been adopted by the Affiliated Company for that purpose) and including a plan covering only third country nationals;

     .  "nonresident alien" means, with respect to a calendar year, an alien who
         -----------------
        is not a resident alien;

     .  "resident alien" means, with respect to a calendar year, an alien who
         --------------

          . is a lawful permanent resident of the United States at any time during the calendar year,

          . meets the following requirements:

               . he is present in the United States on at least 31 days during the calendar year, and

               . he is present in the United States on at least 183 days
                 combined during the three calendar years ending with the calendar year (when the days actually present during the nearest preceding calendar year are weighted by 1/3 and the days actually present during the other preceding calendar year are weighted by 1/6), unless he is present in the United States on fewer than 183 days
            ------
            during the calendar year, has a tax home (within the meaning of Section 911(d)(3) of the Code without regard to the second sentence thereof) in a foreign country to which he has a closer connection than to the United States, and took no steps during the calendar year to apply for lawful permanent residence status in the United States, or

          . is eligible to elect and does elect, under Section 7701(b)(4) of the Code, to be treated as a resident of the United States with respect to the calendar year;

     .  "third country national" means a nonresident alien employed in a
         ----------------------
        country other than the United States or his country of citizenship;

     .  "United States Company" means a Company organized under the laws of the
         ---------------------
        United States or any state thereof; and

     .  "United States earned income" means, in respect of a calendar year for a
         ---------------------------
        nonresident alien, earned income (within the meaning of Section 911(d)(2) of the Code) for personal services performed for an Affiliated Company in the United States, unless all such earned income is exempt
                                      ------
        from United States income tax under an applicable income tax treaty, or unless
        ---------

          . the alien is present in the United States for not more than 90 days during the calendar year,

          .  the income does not exceed $3,000 in the aggregate, and

          . if the Affiliated Company is not a company organized under the laws of the United States or any state thereof, the services are performed for an office or place of business maintained by the Affiliated Company in a country other than the United States.

     1.25 "Eligible Retirement Plan" means (a) an individual retirement
           ------------------------
account or individual retirement annuity (other than an endowment contract) described in Sections 408(a) and 408(b) of the Code, respectively, (b) a qualified trust described in Section 401(a) of the Code which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, and (c) an annuity plan described in Section 403(a) of the Code.

     1.26 "Eligible Rollover Distribution" means any distribution of all or
           ------------------------------
a portion of a Participant's (or Beneficiary's) accounts under the Plan, except
                                                                         ------
to the extent that the distribution:

          (a) is one of a series of substantially equal periodic payments made, at least annually, over the life or life expectancy of the Participant (or Beneficiary) or the joint lives or joint life expectancy of the Participant and his Beneficiary, determined in the manner described below;

          (b) is one of a series of substantially equal periodic payments made, at least annually, over a specified period of ten years or more, determined in the manner described below;

          (c) is required under Section 10.3(c) or 11.3(b), relating to minimum distribution requirements under Section 401(a)(9) of the Code;

          (d) is a Loan or portion thereof which is treated as a taxable distribution for failure to meet the requirements of Section 72(p)(2) of the Code, such as a default caused by a failure to repay the Loan in a manner that satisfies that Section, (but an Eligible Rollover Distribution shall include the outstanding principal and accrued interest on a Loan which is offset against the Participant's or Beneficiary's accounts under Section 10.1 or 11.1 prior to the payment of benefits);

          (e) is a distribution of After-Tax Contributions (but not the earnings thereon), is equal to the amount of the portion of a Loan which previously was excluded from treatment as an Eligible Rollover Distribution under subsection
(d) above, or is otherwise not includable in the Participant's (or Beneficiary's) gross income, (except that an Eligible Rollover Distribution shall include the portion of a distribution attributable to net unrealized appreciation described in Section 402(e)(4) of the Code);

          (f) is a corrective distribution of After-Tax Contributions (and
                   ----------
income thereon) under Section 5.1(c), relating to actual contribution percentage testing, and Section 5.2(c)(1), relating to the maximum limit on contributions;

          (g) is a distribution otherwise described in regulations promulgated by the Secretary of the Treasury under Section 402(c)(4) of the Code or is a distribution otherwise designated for this purpose by the Internal Revenue Service in revenue rulings, notices, or other guidance of general applicability.

For purposes of this Section, the determination of whether a series of payments is a series of substantially equal periodic payments over a life expectancy or joint life expectancy under subsection(a) above or over a specified period of ten years or more under subsection (b) above shall be made at the time payments begin, without regard to contingencies or modifications that have not occurred. In the event of a subsequent occurrence of a contingency or modification, a new determination shall be made, applicable to subsequent payments. Determinations shall be made by comparison of the payments with an amortization of the amount of the Participant's accounts subject to the distribution over a period of ten years or over the applicable life (or joint life) expectancy determined as the expected return multiple provided under Tables V and VI of Treas. Reg. (S) 1.72-9 at the PBGC interest rate for valuing annuities for a plan terminating on the first day of the Plan Year containing the Benefit Commencement Date, or in any other manner specified under a policy adopted by the Plan Committee consistent with the principles of Section 72(t)(2)(A)(iv) of the Code and guidance issued thereunder, including Internal Revenue Service Notice 89-25.

     1.27 "Eligibility Service" means Service for determining an Eligible
           -------------------
Employee's eligibility to become a Participant under the Plan, as the term is defined in Section 2.4.

     1.28 "Employee" means any person employed by an Affiliated Company (but
           --------
only while the Affiliated Company is, or was, an Affiliated Company, unless otherwise provided in this Plan), including an Eligible Employee. Employee shall, to the extent permitted by Section 406 of the Code, be deemed to include any United States citizen employed by a foreign subsidiary or affiliate of an Affiliated Company. Employee shall not include, however, any director of a Company not otherwise employed as an Employee.

          For purposes of determining the number or identity of Highly Compensated Employees or for purposes of the pension requirements of Section 414(n)(3) of the Code, Employee shall also include, effective for services performed after December 31, 1986, leased employees within the meaning of
Section 414(n)(2) of the Code, provided that if such leased employees constitute less than 20% of the combined nonhighly compensated work force of the Affiliated Companies within the meaning of Section 414(n)(5)(C)(ii) of the Code, Employee shall not include those leased employees covered by a plan described in Section 414(n)(5) of the Code.

     1.29 "Entry Date" means January 1.
           ----------

     1.30 "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

     1.31 "Family Member" means, with respect to an Employee, the Employee, the
           -------------
Employee's spouse and lineal ascendants or descendants and the spouse of such lineal ascendants or descendants; provided that at least one of said persons is a "5-percent owner" or within the 10 most highly compensated Employees (as described in subsections (b) and (c) of the definition of Key Employee in this
Article I); and provided further that for purposes of determining Compensation, Family Member shall include only the Employee's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year.

     1.32 "'415' Compensation" means a Participant's compensation, within the
           ------------------
meaning of Treas. Reg. (S) 1.415-2(d)(1) and (2), for a Plan Year, Limitation Year or other period, as applicable, from the Affiliated Companies, including, to the extent includable in gross income, the Participant's wages, salary, and other amounts (including fringe benefits, reimbursements and expense allowances) received or made available or, for Plan Years, Limitation Years or other periods, as applicable, beginning before January 1, 1991, accrued for personal services actually rendered, earned income from sources outside the United States whether or not excluded from taxable gross income, non-deductible moving expenses paid on behalf of or reimbursed to the Participant, non-qualified stock options taxable in the year granted, and, to the extent that the Plan Committee so determines for Plan Years, Limitation Years or other periods, as applicable, beginning after December 31, 1990, amounts previously not included which are earned but not paid in such period because of the timing of pay periods and pay days but are paid during the first few weeks following the end of such period, but excluding deferred compensation, stock options and other distributions that receive special tax benefits. '415' Compensation does not include Cash or Deferred Contributions.

         1.33  "'414(s)' Compensation" means '415' Compensation plus
                ---------------------

          . Cash or Deferred Contributions, amounts deferred under a plan of a state or local government or tax exempt organization under Section 457(b) of the Code and contributions "picked up" by a governmental employer under Section 414(h)(2) of the Code;

provided that '414(s)' Compensation shall not include unpaid accrued compensation or, except for purposes of Section 5.1, compensation received while not an Active Participant; and provided further that with respect to determining contributions to the Plan for Plan Years beginning after December 31, 1988 or for any Top Heavy Year, '414(s)' Compensation shall not exceed the Compensation Limit multiplied by one-twelfth (1/12) the number of months in the Plan Year, except that such amount shall be prorated, within each set of Family Members, among Family Members who are Active Participants at any time during the Plan Year in proportion to each such person's '414(s)' Compensation determined without regard to the limitation contained in this further proviso.

     1.34 "Highly Compensated Employee" means, except as provided in Section
           ---------------------------
414(q)(6) of the Code relating to certain Family Members, any Employee who performed services for an Affiliated Company at any time during the Plan Year and who:

          (a) was at any time during the Plan Year or the immediately preceding Plan Year a "5-percent owner" within the meaning of Section 414(q)(3) of the Code; or

          (b) received during the immediately preceding Plan Year '415'
                                              ---------
Compensation plus Cash or Deferred Contributions exceeding:
                                                 ---------

               (1) $75,000 multiplied by the Adjustment Factor; or

               (2) $50,000 multiplied by the Adjustment Factor, if the Employee also was one of the top 20% of Employees of the Affiliated Companies (other than Employees described in paragraphs (8) and (11) of Section 414(q) of the Code (relating to exclusions for age, service, membership in a collective bargaining unit, or status as a non-resident alien without U.S. source income)) when ranked on the basis of '415' Compensation plus Cash or Deferred Contributions received during such Plan Year; or

               (3) $45,000 multiplied by the Adjustment Factor, if the Employee also was at any time during such Plan Year an "officer" of an Affiliated Company within the meaning of Section 414(q)(5) of the Code;

provided that, subject to any additional requirements as may be prescribed by the Secretary of the Treasury, for any Plan Year in which the Affiliated Companies separately or in combination maintained significant business activities as employers in at least two significantly separate geographic areas at all times during such Plan Year, the Plan Committee may elect to apply this subsection (b) by inserting "$50,000" in lieu of $75,000" in paragraph (1) and deleting the requirement of paragraph (2); or

          (c) is the Employee who was at any time during the immediately preceding Plan Year an "officer" of a Company within the meaning of Section
- ---------
414(q)(5) of the Code and who also received the highest '415' Compensation plus Cash or Deferred Contributions of all such "officers" during such immediately preceding Plan Year; or
- ---------

          (d) was at any time during the Plan Year one of the top 100 Employees of the Affiliated Companies when ranked on the basis of '415' Compensation plus Cash or Deferred Contributions received during such Plan Year and who also met the requirements of subsections (b) or (c) of this Section for the Plan Year rather than for the immediately preceding Plan Year.

A former Employee shall be treated as a Highly Compensated Employee if he was a Highly Compensated Employee either:

     . for the last Plan Year during which he performed services for an Affiliated Company; or

     .  for any Plan Year ended after he attained age 55; or

     . for any Plan Year ending before he attained age 55 in which his '415' Compensation plus Cash or Deferred Contributions was less than 50% of his average annual '415' Compensation plus Cash or Deferred Contributions for any one period (but not necessarily all periods) of three consecutive calendar years (or, if less, his total period of employment as an Employee) preceding such Plan Year.

The provisions of this Section shall be interpreted in a manner consistent with, and so as not to treat any person as a Highly Compensated Employee except to the extent required by, Section 414(q) of the Code.

     1.35 "Hour of Service" means each hour so defined in Section 2.1.
           ---------------

     1.36 "Inactive Participant" means a person who has commenced, and remains
           --------------------
in, inactive participation in the Plan pursuant to Section 3.2.

     1.37 "Investment Fund" means each investment vehicle into which amounts
           ---------------
attributable to contributions under the Plan may be directed pursuant to Article VI (collectively, "Investment Funds").

     1.38 "Investment Manager" means the one or more investment managers within
           ------------------
the meaning of ERISA Section 3(38) appointed pursuant to Section 13.7.

     1.39 "Key Employee" means any Employee who was at any time during the Plan
           ------------
Year ending on the Determination Date or during any one of the four Plan Years immediately preceding such Plan Year, any one or more of the following, interpreted in accordance with Section 416(i)(1) of the Code:

          (a) an officer of any Affiliated Company whose '415' Compensation plus, for Plan Years beginning after December 31, 1988, Cash or Deferred Contributions for the Plan Year exceeded 50% of the amount in effect under
Section 415(b)(1)(A) of the Code on December 31 in the Plan Year;

          (b) one of the 10 Employees whose '415' Compensation plus, for Plan Years beginning after December 31, 1988, Cash or Deferred Contributions for the Plan Year exceeded the amount in effect under Section 415(c)(1)(A) of the Code on December 31 in the Plan Year and who owned (or are considered to have owned) the largest interests, exceeding one-half of one percent, in the Affiliated Companies;

          (c) a "5-percent owner" of any Company of which he is an Employee; or

          (d) a "1-percent owner" of any Company of which he is an Employee and whose '415' Compensation plus, for Plan Years beginning after December 31, 1988, Cash or Deferred Contributions for the Plan Year exceeded $150,000.

     1.40 "Life Annuity" means an annuity that requires the survival of the
           ------------
Participant or his Spouse as a condition for the receipt of one or more payments or possible payments.

     1.41 "Limitation Year" means the Plan Year.
           ---------------

     1.42 "Loan" means a loan granted from the Loan Fund in accordance with (and
           ----
a loan outstanding under the Telerate Retirement Plan at December 31, 1990 as described under) Article XII.

     1.43 "Loan Fund" means the Investment Fund described in Section 6.3.
           ---------

     1.44 "Named Fiduciary" means the Plan Committee, the Investment Manager(s)
           ---------------
and, only for purposes of appointment and removal of members of the Plan Committee or selection and termination of the Trustee and entering into or amending the Trust Agreement, the Board of Directors. Each such Named Fiduciary shall constitute a named fiduciary within the meaning of ERISA Section 402(a)(2).

     1.45 "One-Year Break in Service" means each one-year computation period so
           -------------------------
defined in Section 2.2.

     1.46 "Participant" means an Active Participant or an Inactive Participant.
           -----------
A Participant shall be deemed to be a Participant in respect of the Company in which he is, or was most recently, an Eligible Employee.

     1.47 "Payroll Deduction Agreement" means an agreement on a form provided by
           ---------------------------
the Plan Committee by which a Participant agrees to contribute After-Tax Contributions to his After-Tax Contributions Account by regular payroll deduction in accordance with the terms of the Plan.

     1.48  "Pension Account" means, after December 31, 1990, the account of
            ---------------
a Participant who was a participant in the Telerate Retirement Plan on that date and containing amounts attributable to the non-discretionary portion of "Employer's Non-Elective Contributions" on the Participant's behalf under that plan and contributions made on the Participant's behalf under the Telerate Pension Plan (including income and losses under those plans and this Plan).

     1.49 "Plan" means the Dow Jones Profit-Sharing Retirement Plan, originally
           ----
effective as of 1949, as amended from time to time.

     1.50 "Plan Administrator" means the Plan Committee, which shall constitute
           ------------------
the administrator of the Plan within the meaning of ERISA Section 3(16).

     1.51 "Plan Committee" means the Committee appointed pursuant to Section
           --------------
13.1.

     1.52 "Plan Year" means the calendar year.
           ---------

     1.53 "Qualified Domestic Relations Order" means:
           ----------------------------------

          (a) a "qualified domestic relations order" within the meaning of
Section 206(d) of ERISA and Section 414(p) of the Code, and

          (b) any domestic relations order entered before January 1, 1985 that the Plan Committee elects, in its sole discretion, to treat as a Qualified Domestic Relations Order.

     1.54 "Qualified Employer Contributions Account" means, after December 31,
           ----------------------------------------
1990, the account of a Participant who was a participant in the Telerate Retirement Plan on that date and containing amounts attributable to the non-discretionary portion of "Employer's Elective Contributions" on the Participant's behalf under that plan (including income and losses under that plan and this Plan).

     1.55 "Rollover Account" means the account of a Participant maintained
           ----------------
pursuant to Section 4.3(a) and containing amounts attributable to Rollover Contributions.

     1.56 "Rollover Contributions" means amounts contributed to the Plan by an
           ----------------------
Eligible Employee pursuant to Section 4.3(a).

     1.57 "Service" means a sum of computation periods so defined in Section
           -------
2.3.

     1.58 "Social Security Excluded Wages" means, for any Plan Year with respect
           ------------------------------
to a Participant, the excess, if any, of the Participant's Compensation for the Plan Year over the contribution and benefit base (commonly referred to as the "taxable wage base") as of the first day of the Plan Year under Section 230 of the Social Security Act.

     1.59 "Social Security Old Age Insurance Percentage" means, for any Plan
           --------------------------------------------
Year, 5.7 percentage points or, if greater, the percentage rate of tax as of the first day of the Plan Year under Section 3111(a) of the Code which is attributable to the old age insurance portion of the Old Age, Survivors and
                                      -------
Disability Insurance provisions of the Social Security Act, as published by the Secretary of the Treasury or his designee.

     1.60 "Spouse" means the person to whom a Participant is lawfully married as
           ------
of the earlier of his Benefit Commencement Date or death, provided that Spouse shall instead mean another spouse of a Participant to the extent required by a Qualified Domestic Relations Order.

     1.61 "Telerate Pension Plan" means the Telerate Systems Incorporated
           ---------------------
Pension Plan, a predecessor to the Telerate Retirement Plan.

     1.62 "Telerate Profit Sharing Plan" means the Telerate Systems Incorporated
           ----------------------------
Profit Sharing Plan, a predecessor to the Telerate Retirement Plan.

     1.63 "Telerate Retirement Plan" means the Telerate Systems Incorporated
           ------------------------
Retirement Plan, accruals under which were frozen as of December 31, 1990, and which was merged into this Plan effective January 1, 1991.

     1.64 "Top Heavy Year" means a Plan Year for which the Plan is top heavy, as
           --------------
defined below and interpreted in accordance with Section 416 of the Code and applicable regulations thereunder. For purposes of this Section:

          (a) The Plan shall be "top heavy" for any Plan Year if it is included
                                 ---------
in, or it alone constitutes, an aggregation group (defined below) under which, as of the Determination Date, the sum of the present value of the cumulative accrued benefits for all Key Employees (and their beneficiaries) under all defined benefit plans included in such group plus the aggregate of the accounts of all Key Employees (and their beneficiaries) under all defined contribution plans included in such group (after including any Company Contributions timely made for the preceding Plan Year under Section 4.1(c)) exceeds 60% of the analogous sum for all participants (and their beneficiaries) under such plans. For purposes of this subsection (a):

               (1) the foregoing sums shall not include any amounts in respect of participants who have performed no service for any Affiliated Company during the five (5) year period ending with the Determination Date, but they otherwise shall include distributions made during the five (5) year period ending with the Determination Date, and

               (2) the accrued benefits of an Employee other than a Key Employee shall be determined for Plan Years beginning after December 31, 1986

                    (A) under the method that uniformly applies for accrual purposes under all defined benefit plans maintained by the Affiliated Companies, or

                    (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

          (b) The term "aggregation group" means all existing and terminated
                        -----------------
plans (even if only one plan) maintained by all Affiliated Companies in which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, a Key Employee was a participant or which, during the Plan Year containing the Determination Date or any of the preceding four (4) Plan Years, was combined with any of such plans in order to meet the coverage or nondiscrimination requirements of Sections 410 or 401(a)(4) of the Code. The aggregation group shall also include those additional plans, if any, which are selected from time to time by the Board of Directors to be included in the aggregation group if their inclusion would not prevent the aggregation group from meeting the requirements of Sections 410 and 401(a)(4) as of the particular Determination Date.

     1.65 "Transfer Account" means the account of a Participant maintained
           ----------------
pursuant to Section 4.3(b) and containing amounts attributable to Transfer Contributions.

     1.66 "Transfer Contributions" means amounts contributed to the Plan in
           ----------------------
respect of a Participant or an Eligible Employee pursuant to Section 4.3(b).

     1.67 "Trust Agreement" means the trust agreement established to implement
           ---------------
the Plan, as amended from time to time.

     1.68 "Trust Fund" means the fund, including the earnings thereon, held by
           ----------
the Trustee into which all contributions of the Participant and the Company are deposited pursuant to the Plan. The Trust Fund shall be divided into such Investment Funds as are designated in or under Article VI.

     1.69 "Trustee" means the trustee or trustees, from time to time, of the
           -------
trust established under the Trust Agreement.

     1.70 "Valuation Date" means (a) with respect to Participants' accounts, the
           --------------
last day of each month or such other or additional days as the Plan Committee may determine, and (b) with respect to any Investment Fund, each Valuation Date with respect to Participants' accounts and such additional days as the Plan Committee may determine as applicable to that Investment Fund.

     1.71 "Year of Service" means each one-year computation period so defined in
           ---------------
Section 2.2.


                                   ARTICLE II

                                    Service
                                    -------


          The following terms used in this Plan shall have the meanings set forth in this Article II.

     2.1  Hours of Service.  "Hour of Service" means:
          ----------------

          (a) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for the performance of duties;

          (b) each hour for which an Employee is directly or indirectly paid or entitled to payment as an Employee for reasons other than the performance of duties;

          (c) each hour for which back pay to an Employee, irrespective of mitigation of damage, has been either awarded or agreed to by the Company or any Affiliated Company;

          (d) each hour for which an Employee would have been credited with an Hour of Service under subsection (a), (b) or (c) above in respect of employment with Telerate Systems Incorporated or a subsidiary thereof had said company at the time been an Affiliated Company; and

          (e) only for purposes of determining the existence of a One-Year Break in Service, each hour for which an Employee is not directly or indirectly paid or entitled to payment by the Company or any Affiliated Company, including unpaid leaves of absence and periods of vacation, as may be determined by the Plan Committee in its sole discretion under rules uniformly applicable to all Employees similarly situated.

Hours shall be credited under subsections (b) and (c) above in accordance with
Section 2530.200b-2(b) and (c) of Title 29 of the Code of Federal Regulations, as amended from time to time.

          The Company may compute Hours of Service for an Employee whose scheduled work week is at least 35 hours by crediting 45 Hours of Service for each calendar week in which the Employee has at least one Hour of Service as defined above; provided that any such computation shall be made in a manner uniformly applicable to all Employees similarly situated.

     2.2  Years of Service and Breaks in Service.
          --------------------------------------

          (a) "Year of Service" means each one-year computation period, described herein, during which an Employee is credited with at least 1000 Hours of Service. In determining Years of Service for purposes of Eligibility Service for Employees whose service with the Affiliated Companies commenced or, following a One-Year Break in Service, recommenced after December 31, 1984, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period commencing on the anniversary of that date. In determining Years of Service for purposes of Eligibility Service for all other Employees, the computation periods shall be the one-year period commencing on the date the individual became an Employee and each one-year period ending on the last day of each Plan Year ending after the end of that first computation period.

          (b) "One-Year Break in Service" means each one-year computation period used for determining Years of Service during which an Employee is credited with no more than 500 Hours of Service; provided that solely for the purpose of determining whether an Employee has incurred a One-Year Break in Service, the Employee shall be credited with:

               (1) Hours of Service which otherwise would normally have been credited to an Employee but for a maternity or paternity leave, or

               (2) if the Plan Administrator is unable to determine the Hours of Service described in paragraph (1) above, 8 Hours of Service for each such day of maternity or paternity leave,

except that the total number of Hours of Service so credited shall not exceed
501. Any Hours of Service credited for a maternity or paternity leave under this Section shall be credited only in the computation period in which the maternity or paternity leave began, if the Employee otherwise would incur a One-Year Break in Service in that computation period, and otherwise shall be credited in the immediately following computation period.


As used in this subsection, "maternity or paternity leave" means any period of absence from employment beginning in any Plan Year commencing after December 31, 1984 by reason of the pregnancy of a Participant or the birth of a child of a Participant, or by reason of the placement of a child with a Participant in connection with its adoption by the Participant, or for the purpose of caring for such child during the period immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a maternity or paternity leave if the Employee shall fail to comply with a request by the Company to furnish the Plan Committee such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

     2.3  Service.  "Service" means the sum (expressed as an integer) of all
          -------
Years of Service, provided that Years of Service shall be disregarded to the extent required by one or more of the following rules:

          (a) If a person who has less than two (2) (or, prior to January 1, 1989, three (3)) Years of Service for purposes of determining Eligibility Service incurs a One-Year Break in Service, all Years of Service prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service.

          (b) If a person incurs a One-Year Break in Service after December 31, 1988, all Years of Service prior to the One-Year Break in Service shall be disregarded in determining Eligibility Service unless and until the person completes a Year of Service after the One-Year Break in Service.

          (c) No Years of Service prior to January 1, 1976 which were disregarded under the break in service rules of the Plan in effect prior to that date shall be included.

          (d) No Years of Service prior to January 1, 1985 which were disregarded under the break in service rules of the Plan in effect prior to that date shall be included.

In no event shall a Participant's Service as of January 1, 1989 be less than it was as of December 31, 1988 under the provisions of the Plan then in effect.

     2.4  Eligibility Service.  "Eligibility Service" means Service used to
          -------------------
determine an Eligible Employee's eligibility to become a Participant.


                                  ARTICLE III

                                 Participation
                                 -------------


     3.1  Commencement of Active Participation.  A person shall commence or
          ------------------------------------
recommence active participation in the Plan in accordance with the following rules:

          (a) Subject to the provisions of this Article, each person who is a "Member" of the Plan as of December 31, 1983 shall become an Active Participant.

          (b) A person who becomes an Employee prior to January 1, 1985 (but who does not become an Active Participant under subsection (a)) shall become an Active Participant as of the Entry Date coincident with or immediately preceding the date on which he is an Eligible Employee who is credited with three (3) years (or, for Eligible Employees then credited with an Hour of Service after December 31, 1988, two (2) years) of Eligibility Service.

          (c) A person who does not become an Employee prior to January 1, 1985 and whose most recent computation period used for determining Years of Service ends before July 1 of the calendar year shall become an Active Participant as of the later of:

          (1) the Entry Date coincident with or immediately preceding the date on which he is an Eligible Employee who is credited with three (3) years (or, for Eligible Employees then credited with an Hour of Service after December 31, 1988, two (2) years) of Eligibility Service, and

               (2) the most recent date on which he became, or again became, an Eligible Employee.

          (d) A person who does not become an Employee prior to January 1, 1985 and whose most recent computation period used for determining Years of Service ends after June 30 of the calendar year shall become an Active Participant as of the first Entry Date on which he is an Eligible Employee who is credited with three (3) years (or, for Eligible Employees then credited with an Hour of Service after December 31, 1988, two (2) years) of Eligibility Service.

          (e) Notwithstanding the provisions of subsections (c) and (d) above, a person who is an employee of Telerate Systems Incorporated or a United States subsidiary thereof before May 16, 1990 shall become an Active Participant as of January 1, 1991, if he is an Eligible Employee on that date.

          (f) Effective January 1, 1989, an Eligible Employee who is

     .  an Inactive Participant,

     .  a former Participant, or

     . a former Employee who had incurred a One-Year Break in Service after becoming credited with three (3) years (or, after December 31, 1988, two
        (2) years) of Eligibility Service and

who is or becomes credited with a year of Eligibility Service shall become an Active Participant as of the later of:

               (1) the date on which he again became an Eligible Employee, and

               (2) the first day of the Plan Year in which was credited the last Hour of Service necessary to qualify for such year of Eligibility Service.

     3.2  Commencement of Inactive Participation.  A person shall commence or
          --------------------------------------
recommence inactive participation in the Plan in accordance with the following rules:

          (a) An Eligible Employee not eligible to be an Active Participant under Section 3.1 shall become an Inactive Participant upon receipt of Transfer Contributions or Rollover Contributions on his behalf by the Trustee.

          (b) An Active Participant shall become an Inactive Participant as of the date he ceases to be an Eligible Employee.

     3.3  Termination of Participation.  An Active Participant or an Inactive
          ----------------------------
Participant shall cease to be a Participant as of the date he no longer has, under the provisions of the Plan, an interest in an account.


                                   ARTICLE IV

                                 Contributions
                                 -------------


     4.1  Company Contributions.
          ---------------------

          (a) Company Contributions.  Subject to the limitations on
              ---------------------
contributions under Article V, for each Plan Year the Companies shall contribute to the Company Contributions Account of each Participant or former Participant who was an Active Participant during all or a portion of the Plan Year and who either

     . was an Employee (or, for Plan Years ending prior to January 1, 1994, an Eligible Employee) on the last day of the Plan Year, or

     . ceased being an Employee (or, for Plan Years ending prior to January 1, 1994, an Eligible Employee) during the Plan Year after January 31 of the Plan Year either

          . after having been an Active Participant for at least ten (10) years, or

          .  due to his death or Disability, or

     . was an Employee (or, for Plan Years ending prior to January 1, 1994, an Eligible Employee) in the non-regular employ of a Company who ceased being an Employee (or Eligible Employee, respectively) during the Plan Year but was retained through December 31 of the Plan Year in the Company file of persons residing in the area and generally available for non-regular employment, an amount equal to the following:

               (1) the base percent for the Plan Year multiplied by the Participant's or former Participant's Compensation for the Plan Year, plus

               (2) the additional percent for the Plan Year multiplied by the Participant's or former Participant's

Social Security Excluded Wages, if any, for the Plan Year,

where the terms "base percent" and "additional percent" shall be determined in accordance with the provisions of subsection (b) below.

          (b) Special Definitions.  For purposes of subsection (a) above, the
              -------------------
following terms used therein, or in this subsection (b), shall have the meanings set forth below:


          (1) The term "additional percent" means the lesser of:
                        ------------------            ------

               (A)  the base percent, or

                    (B) the Social Security Old Age Insurance Percentage.


          (2) The term "base percent" means the greater of:
                        ------------            -------

                    (A) the tentative contribution ratio minus the product of
                                                         -----
          the excess compensation ratio and the Social Security Old Age Insurance Percentage, or

                    (B) the tentative contribution ratio divided by the sum of
                                                         ------- --
          one (1) plus the excess compensation ratio.


               (3) The term "excess compensation ratio" means the total Social
                             -------------------------
     Security Excluded Wages for the Plan Year of all Participants (or former Participants) for whom a contribution is to be made for the Plan Year under subsection(a) above divided by the total Compensation of all such Participants for the Plan Year.

          (4) The term "tentative contribution ratio" means the lesser of:
                        ----------------------------            ------

                    (A) fifteen percent (15%) multiplied by the modified section 404(a)(3) compensation, for the Plan Year, and

                    (B) the sum of the income based amount and such additional amounts, if any, as may be determined by the Board of Directors,

in either case divided by the total Compensation for the Plan Year of all Participants (or former Participants) for whom a contribution is to be made for the Plan Year under subsection(a) above.

               (5) The term "modified section 404(a)(3) compensation" means all
                             ---------------------------------------
     of the compensation paid or accrued by a Company (during the taxable year of the Company which ends within the Plan Year) to all Participants or former Participants for whom a contribution is to be made for the Plan Year (under subsection(a) above), where the phrase "all of the compensation paid or accrued" has the meaning of that phrase as used in Treas. Reg.
     (S)1.404(a)-9(b)(as the Plan Committee may conclusively determine from time to time, for purposes of this subsection (b)), as limited by Section 404(l) of the Code, recognizing (for purposes of such determination) that "all of the compensation paid or accrued" does not include contributions to a plan pursuant to Section 401(k) of the Code or other contributions to a plan (including this Plan) which qualifies under Sections 401(a) or 403(a) of the Code, but does include other Cash or Deferred Contributions, and provided that "modified section 404(a)(3) compensation" shall not include:

          . income inputed on account of group term life insurance pursuant to
            Section 79 of the Code,

          . amounts paid on account of or in connection with foreign overseas allowances,

          . amounts paid or reimbursed under any educational assistance plan,

          . any amounts paid by any third party under any State or local statute or regulation providing for disability payments,

          . amounts received upon the qualifying disposition of stock under the Dow Jones & Company, Inc. Employee Stock Purchase Plan, and

          . amounts paid, regardless of form, under the 1990 Performance Award
            Plan of Dow Jones & Company, Inc. or any subsequent long term incentive plan for selected employees.


               (6) The term "income based amount" means the sum of the
                             -------------------
     following:

                    (A) an amount equal to a percentage of the Companies' net income for the fiscal year commencing in the Plan Year, which percentage shall be fifteen percent (15%) for Plan Years commencing after December 31, 1988 and, for prior

          Plan Years, shall be determined by the provisions of the Plan then in effect; and

                    (B) the above-referenced percentage of the Companies' net income for each of the ten (10) Plan Years immediately preceding the Plan Year, but only to the extent such amounts were not contributed to the Plan in prior Plan Years (determined on a first-in-first-out basis).

               (7) The term "net income" means net income after federal taxes, without taking into account such Company Contributions and without taking into account, in determining such federal taxes, any deductions by reason of such Company Contributions, but taking into account for 1953 and subsequent Plan Years additional compensation accrued for such year with respect to officers and employees under other profit-sharing and incentive plans. Such amount shall be determined by the chief accounting officer of Dow Jones & Company, Inc. on a consolidated basis in accordance with then generally accepted accounting principles and approved by the independent auditors of Dow Jones & Company, Inc. based upon information available at the time (prior to March 1 of each year) the determination is made. Such determination made in good faith shall be conclusive upon all parties in any way interested in the Trust Fund.

               (8) For purposes of this subsection, "federal taxes" shall be determined by applying to the taxable income of the Companies those rates of tax imposed by Chapter 1 of the Code which were applicable to corporate net income reported for the calendar year 1989 except, for Plan Years prior to 1989, such rates of tax applicable for the calendar year 1949.

          (c) Additional Rule For Top Heavy Years.  Except as provided in this
              -----------------------------------
subsection (c), for any Top Heavy Year the Companies shall make such other Company Contributions (if any), calculated separately with respect to each Participant, other than a Key Employee, who is an Employee on the last day of such Top Heavy Year, as shall be necessary to cause the ratio of (1) to (2) for each such Participant to equal at least the lesser of 3% or the highest such ratio for the Plan Year for any Key Employee, where (1) and (2) are as follows:

               (1) the aggregate contributions by Affiliated Companies to this Plan and all other defined contribution plans maintained by the Affiliated Companies on behalf of the Participant (or on behalf of the beneficiaries of such Participant);

               (2) the lesser of (A) the Compensation Limit multiplied one-twelfth (1/12) the number of months in the Plan Year and (B) the Participant's '415' Compensation.

Contributions shall not be required under this subsection (c) to the extent lesser contributions are permitted in regulations promulgated by the Secretary of the Treasury under Section 416(f) of the Code pertaining to Participants who also are participants in any defined benefit pension plan sponsored by an Affiliated Company.

          (d) Payment to Trustee.  Company Contributions for any Plan Year shall
              ------------------
be paid to the Trustee as soon as practicable after the end of the Plan Year but in no event later than the earlier of

               (1) the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year (including extensions thereof); and

                (2) twelve (12) months following the end of such Plan Year.

     4.2  After-Tax Contributions.
          ------------------------

          (a) General.  Subject to the limitations on contributions under
              -------
Article V, each Active Participant shall be eligible to make After-Tax Contributions to his After-Tax Contributions Account either through regular payroll deductions (but not for the Plan Year in which the Participant first becomes, or following a period as an Inactive Participant again becomes, an Active Participant) or through direct single sum payment to the Trustee, but not both; provided that no After-Tax Contributions shall be made by payroll deduction to a Participant's After-Tax Contributions Account for any payroll period in which his compensation is insufficient to permit the agreed-upon After-Tax Contributions after all statutory withholdings and deductions, deductions authorized by the Participant and any other deductions, are made; and provided further that as of any date prior to the first Plan Year beginning after December 31, 1986 the total amount of all After-Tax Contributions made by a Participant during all Plan Years shall at no time exceed ten percent (10%) of the Participant's aggregate compensation while he was an Active Participant in the Plan.

          (b) Payroll Deduction Agreements.  No After-Tax Contributions shall be
              ----------------------------
made by payroll deduction with respect to any payroll period unless the Participant has a Payroll Deduction Agreement in effect for such payroll period. A Payroll Deduction Agreement shall not be valid unless the Participant specifies therein the amount of compensation which he agrees to contribute to the Plan through regular payroll deduction. Such amount, stated on an annual basis, must be in increments of $100, but shall not be less than $500. Such amount also shall not exceed such fraction, if any, of the Participant's compensation as the Plan Committee may from time to time determine. An Active Participant's Payroll Deduction Agreement for any Plan Year shall be submitted prior to the date in January established and announced by the Plan Committee and shall be effective, until revoked, for each payroll period in the Plan Year commencing on or after the date established by the Plan Committee.

          (c) Suspension of After-Tax Contributions by Payroll Deduction.  A
              ----------------------------------------------------------
Participant may at any time, by signed written notice to the Plan Committee, direct the discontinuance of all After-Tax Contributions by regular payroll deduction on his behalf. Such discontinuance shall become effective with the payroll period commencing on or next following receipt of the written notice by the Plan Committee or as soon thereafter as practicable. Any discontinuance of After-Tax Contributions shall be for the duration of the Plan Year. An Active Participant may thereafter resume After-Tax Contributions by regular payroll deduction to the Plan in accordance with the provisions of Section 4.2(b).

          (d) Lump Sum After-Tax Contributions.  After-Tax Contributions made by
              --------------------------------
single sum payment for any Plan Year shall be in increments of $100, but shall not be less than $500, and shall be accompanied by a form provided for the purpose by the Plan Committee. The payment and form shall be submitted no later than the date prescribed by the Plan Committee under Section 4.2(b) for the submission of Payroll Deduction Agreements or at such other time or times, not less frequently than once in any Plan Year, as the Plan Committee may from time to time establish.

          (e) Payment to Trustee.  After-Tax Contributions for any Plan Year
              ------------------
shall be paid to the Trustee as soon as practicable before or after the end of the Plan Year but in no event later than the earlier of:

               (1) the time prescribed by law for filing the contributing Company's consolidated Federal income tax return for its fiscal year commencing in such Plan Year (including extensions thereof); and

               (2) twelve (12) months following the end of such Plan Year.

     4.3  Rollover Contributions and Transfer Contributions.
          --------------------------------------------------

          (a) Rollover Contributions.  An Eligible Employee may contribute to
              ----------------------
the Plan as a Rollover Contribution to be credited to his Rollover Account an amount that the Plan Committee determines to be eligible for tax-free rollover treatment pursuant to Section 402(c) (Section 402(a)(5) for distributions prior to January 1, 1993), 403(a)(4) or 408(d)(3)(A)(ii) of the Code (or successor provisions). The Plan Committee may require an Eligible Employee seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including, without limitation, opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) as the Plan Committee, in its discretion, considers necessary for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Plan Committee may require that the Rollover Contribution and income thereon be returned to the Eligible Employee.

          (b)  Transfer Contributions.
               -----------------------

               (1) Subject to paragraph (2) below, the Transfer Account of a Participant or an Eligible Employee shall be credited with Transfer Contributions equal to the amount or amounts transferred to and accepted by the Trustee on behalf of such person, upon the express authorization of the Board of Directors or the board of directors of a Company, and derived from employer and/or employee contributions held in an individual account for such person under a plan maintained for the benefit of the employees of any employer, including amounts accumulated with respect to such contributions pursuant to the provisions of such plan as income, expenses, gains and losses, and any forfeitures of accounts of other participants under such plan which may have been credited to such account.

               (2) The Plan shall accept Transfer Contributions from a plan only if, with respect to the assets transferred:

                    (A) the trustee of such plan certifies to the Trustees, in writing, that such plan and its trust meet the requirements of Section 401, including Section 401(k), if applicable, and Section 501 of the Code and the requirements of ERISA, and, for any transfer after December 31, 1984, the trustee of such plan certifies to the Trustees, in writing, that the qualified joint and survivor annuity and qualified preretirement survivor annuity provisions of Section 417 of the Code do not apply, and

                    (B) for any transfer effected by an amendment made after July 30, 1984 to such plan or to this Plan, such plan did not provide any form of benefit as of the date of transfer not provided under
          Article X, unless such form of benefit can be eliminated under regulations prescribed by the Secretary of the Treasury pursuant to
          Section 411(d)(6)(B)(ii) of the Code.

    4.4  Restoration of Forfeitures of Certain Former Telerate
         -----------------------------------------------------
Employees.
- ---------

          (a) Restoration.  The account of a former terminated non-vested
              -----------
Telerate participant shall be credited with the amount of his Telerate forfeiture if:

               (1) prior to incurring five (5) One-Year Breaks in Service (calculated as if Telerate Systems Incorporated were a Company from and after his termination of employment with that company), he becomes a Participant who is an Eligible Employee after December 31, 1990, and

               (2) he timely pays the amount of his Telerate distribution, if any, to the Plan (to be credited to his Company Contributions Account),


in which event the Participant's Pension Account shall be credited with the portion of the amount of his Telerate forfeiture attributable to contributions made on his behalf under the Telerate Pension Plan and to the non-discretionary portion of "Employer's Non-Elective Contributions" made on his behalf under the Telerate Retirement Plan, and the Participant's Company Contributions Account shall be credited with the remainder of the amount of his Telerate forfeiture.

For purposes of this Section 4.4, the italicized terms used in this subsection
(a) shall have the meanings set forth in subsections (b) through (e) below.

          (b) The term "former terminated non-vested Telerate participant"
                        -------------------------------------------------
means, and is limited to, a Participant who:

               (1) was a participant in the Telerate Retirement Plan, Telerate Profit Sharing Plan or Telerate Pension Plan,

               (2) incurred a forfeiture of all or a portion of his account under said plan or plans due to his termination of employment with Telerate Systems Incorporated prior to becoming fully vested in his account, and

               (3) did not have his forfeiture restored under either of said plans.

          (c) The term "amount of his Telerate forfeiture" shall mean the amount
                        ---------------------------------
of unrestored forfeiture incurred by the former terminated non-vested Telerate participant under the Telerate Retirement Plan, Telerate Profit Sharing Plan or Telerate Pension Plan, without income or losses thereafter.

          (d) The term "amount of his Telerate distribution" shall mean the
                        -----------------------------------
amount of the distribution, if any, which (together with the termination) occasioned the forfeiture under the Telerate Retirement Plan, Telerate Profit Sharing Plan or Telerate Pension Plan.

          (e) A Participant's payment of the amount of his Telerate distribution shall be "timely" if made while the Participant is an Eligible Employee and no
          ------
later than five (5) years after the first date following the forfeiture on which he became an Employee (determined as if Telerate Systems Incorporated were a Company from and after the Participant's termination of employment with that company).


                                   ARTICLE V

                          Limitations on Contributions
                          ----------------------------

     5.1  Average Contribution Percentage Test.
          -------------------------------------


          (a) Test.  Notwithstanding anything to the contrary in Article IV and
              ----
except as may be required or otherwise permitted by Section 401(m) of the Code, including paragraph (2) thereof, and rules prescribed by the Secretary of the Treasury, including Treas. Reg. (S) 1.401(m)-1(b), the amount of After-Tax Contributions on behalf of Highly Compensated Employees for any Plan Year beginning after December 31, 1986 must satisfy the following requirement:


     If (U) Is:              Then (V) May Not Exceed:
     ---------               -----------------------

     2 Or Less                2 Times (U)

Greater Than 2 But Less Than 8  2 Percentage Points Plus (U)

     8 Or More                1.25 Times (U)

where:

          "(U)" is the Actual Contribution Percentage for the Plan Year for all Active Participants who were not Highly Compensated Employees (nor certain Family Members described in Section 414(q)(6) of the Code) for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons); and

          "(V)" is the Actual Contribution Percentage for the Plan Year for Active Participants who were Highly Compensated Employees for the Plan Year (even if no contributions were made to the Plan on behalf of one or more of such persons).

For purposes of the foregoing requirement:

               (1) employee contributions and matching contributions on behalf of participants under all other plans (if any) of the Affiliated Companies (except as may otherwise be prescribed by the Secretary of the Treasury for Plan Years beginning after December 31, 1989 as to employee stock ownership plans) which were considered as one plan for purposes of satisfying the nondiscrimination requirements of Section 401(a)(4) of the Code or the coverage requirements of Section 410(b) of the Code shall be treated as After-Tax Contributions of such participants under the Plan, except to the extent, for Plan Years beginning after December 31, 1989, that such other plans do not have the same plan year as this Plan;

               (2) with respect to a Participant who is a Highly Compensated Employee, employee contributions and matching contributions under all other plans (if any) of the Affiliated Companies (except as may otherwise be prescribed by the Secretary of the Treasury for Plan Years beginning after December 31, 1989 as to employee stock ownership plans) shall be treated as After-Tax Contributions of such Participant under the Plan; and


               (3) Company Contributions shall be treated as matching contributions, within the meaning of Section 401(m)(4)(A) of the Code, to the extent necessary (and permitted by rules prescribed by the Secretary of the Treasury applicable to qualified nonelective contributions) to satisfy the requirement of this subsection (a) without application of subsection
     (b) of this Section, provided that the percentage (determined in increments of one one-hundredth of one percentage point (0.01%)) of Company Contributions on behalf of Active Participants used for this purpose shall be the same for all Active Participants of an "employer" within the meaning of Sections 414(b), (c), (m) and (o) of the Code and shall be recorded by the Plan Committee, and further provided that Company Contributions shall not be treated as matching contributions to the extent said treatment is unnecessary because the Plan Committee, within 2-1/2 months following the Plan Year, has reduced the After-Tax Contributions of Highly Compensated Employees under subsection (b) of this Section and returned the reduced amounts under subsection (c) of this Section.

(b)  Reduction of After-Tax Contributions.  If for any Plan Year it is
     ------------------------------------
     determined that the discrimination requirements under Section 5.1(a) are not and will not be satisfied, the Participants who are Highly Compensated Employees shall have their After-Tax Contributions reduced (in a manner determined by the Plan Committee consistent for all such Highly Compensated Employees) retroactively as follows:

               (1) The Participant or Participants with the highest individual Actual Contribution Percentage shall have such contributions to their accounts reduced so that his or their Actual Contribution Percentage is reduced by one-hundredth of one percentage point (0.01%) (or such other increment, as determined by the Plan Committee for Plan Years beginning before January 1, 1989).

               (2) If the discrimination requirements set forth in Section 5.1(a) still are not satisfied after the reduction under Section 5.1(b)(1) is made, such contributions for the Participant or Participants with the highest Actual Contribution Percentage after the reduction under Section 5.1(b)(1) is made (including any Participant for whom contributions are reduced under Section 5.1(b)(1)) shall be reduced, or further reduced, so that his or their Actual Contribution Percentage is reduced by one-hundredth of one percentage point (0.01%) (or such other increment, as determined by the Plan Committee for Plan Years beginning before January 1,
     1989). This process shall continue until the discrimination requirements under Section 5.1(a) are satisfied.

          (c) Disposition of Reduced Amounts.  A Participant whose After-Tax
              ------------------------------
Contributions have been reduced in accordance with Section 5.1(b) shall have the amount of such reduction, along with any income (including gains and losses) attributable thereto under the Plan (calculated in such manner as may be provided in rules prescribed by the Secretary of the Treasury), returned or distributed to him.

To the extent any such return of such contributions was not already made within 2-1/2 months following the Plan Year for which such contributions were made (so as to avoid any applicable 10% excise tax on the Companies under Section 4979 of the Code), such return of such contributions shall be made no later than the last day of the Plan Year immediately following the Plan Year for which such contributions were made. For purposes of inclusion in the Participant's gross income, such amounts (in excess of returned After-Tax Contributions) returned within 2-1/2 months after the end of the Plan Year shall be deemed received by the Participant in the calendar year ending with or within such Plan Year; and amounts returned more than 2-1/2 months after the end of the Plan Year shall be deemed received by the Participant when actually returned;

provided, however, that if the entire amount of reduction under this Section in respect of the Participant is less than $100 or such other amount as shall be provided in rules prescribed by the Secretary of the Treasury (excluding gains and losses), amounts returned within 2-1/2 months after the end of the Plan Year nevertheless shall be deemed received by the Participant when actually returned.

     5.2  Maximum Limit on Contributions.
          ------------------------------

          (a) All Defined Contribution Plans.  Notwithstanding anything to the
              ------------------------------
contrary in Article IV and subject to the requirements of subsection (d) below, a Participant's Annual Addition in any Limitation Year may not exceed the lesser of:

               (1) the greater of $22,500 multiplied by the Adjustment Factor, or $30,000; or

               (2) 25% of the Participant's '415' Compensation (excluding from the Annual Addition any amounts allocated to the Participant's individual medical account, if any, as described in Section 415(l) of the Code or to his post-retirement medical benefit account, if any, under Section 419A(d) of the Code).

          (b) All Defined Contribution and Defined Benefit Plans.  Subject to
              --------------------------------------------------
the requirements of subsection (d) below, in any case in which a Participant is a participant in both a defined benefit plan maintained by any Affiliated Company (as described in subsection (d)) and a defined contribution plan maintained by that or any other Affiliated Company (as described in subsection
(d)), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction for any Limitation Year may not exceed one (1.0); provided that if the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all Limitation Years beginning before January 1, 1987, the numerator of the Defined Contribution Plan Fraction shall be reduced (but not below zero) by an amount, prescribed by the Secretary of the Treasury, in determining whether this requirement is satisfied.

          (c) Contribution Reductions, If Necessary.  If the limitation imposed
              -------------------------------------
by this Section 5.2 otherwise would be exceeded in respect of a Participant in a Limitation Year, the Participant's annual benefit under the defined benefit plan(s), if any, in which he participates shall be reduced to the extent required (in accordance with the terms of such plan) to permit compliance with such limitation. If such action is not sufficient to permit such compliance, contributions to the Participant's accounts for that Limitation Year shall be reduced to the extent necessary to reduce the Participant's Annual Addition to the extent required to permit such compliance. Such reduction, plus any net gains (but not net losses) attributable thereto under the Plan, shall be made in the following order:

               (1) After-Tax Contributions (with the reductions, including net gains, returned to the Participant);

               (2) Other contributions, with the reductions (including net gains) to be held unallocated in a suspense account (without allocation thereto of gains or losses) for the Limitation Year and then allocated and reallocated under the terms of the Plan to the accounts of Active Participants in subsequent Limitation Years (subject to the limitations of this Section 5.2) before any contributions which would constitute Annual Additions may be made to the Plan for such Limitation Years, with a reversion to the Company of any unallocable amounts remaining in the suspense account upon the termination of the Plan.

          (d) Special Definition of "Affiliated Companies".  For purposes of
              --------------------------------------------
this Section 5.2, all defined benefit plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined benefit plan, and all defined contribution plans (whether or not terminated) of the Affiliated Companies shall be treated as one defined contribution plan; provided that in applying the definition of "Affiliated Company" in Article I of the Plan to determine those companies that are an "Affiliated Company" for the purposes of this Section 5.2, the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each time it appears in Section 1563(a) of the Code.

          (e) Construction Consistent With Code.  This Section 5.2 is intended
              ---------------------------------
to satisfy the requirements imposed by Section 415 of the Code and shall be construed in a manner that will effectuate this intent, without imposing limitations that are more stringent than those required by Section 415 of the Code.

     5.3  Deductibility of Contributions by Companies.  Notwithstanding anything
          -------------------------------------------
to the contrary in Article IV, no Company shall be required to make any contribution to the Plan which, when considered with the other contributions of the Companies to this or any other plans, exceeds the maximum deductible contributions under Section 404(a) of the Code, including, if so directed by the Board of Directors, paragraph (3)(B) thereof.

                                   ARTICLE VI

                              Investment of Funds
                              -------------------


     6.1  Investment Funds.  The Plan Committee shall designate from time to
          ----------------
time various investment vehicles which shall comprise the Investment Funds into which Participants' accounts may be invested.

     6.2  Participant Selection of Investments.
          ------------------------------------

          (a) Future Contributions.  A Participant may from time to time
              --------------------
designate that further contributions to be credited to his accounts be invested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose, provided that prior to January 1, 1990 no more than one (1) change in such designation shall be made in any Plan Year, and from January 1, 1990 until November 1991 no more than two (2) changes in such designation shall be made in any Plan Year (with no more than one (1) change in any calendar quarter). Such designation by a Participant shall be in writing on a form provided by the Plan Committee (or, in addition thereto or in lieu thereof, in any other recorded form acceptable to, and announced by, the Plan Committee) and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as practicable as of any Valuation Date following its receipt by the Plan Committee or by a designee appointed for this purpose and announced by the Plan Committee.

          (b) Existing Account Balances.  Subject to any restrictions on
              -------------------------
transferring funds applicable to any Investment Fund, a Participant may from time to time designate that his existing account balances be reinvested, in such fractions or increments as shall be permitted under guidelines established and announced from time to time by the Plan Committee (and specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Committee as available for this purpose, provided that prior to January 1, 1990 no more than one (1) change in such designation shall be made in any Plan Year, and from January 1, 1990 until November 1991 no more than two (2) changes in such designation shall be made in any Plan Year (with no more than one (1) change in any calendar quarter), and provided further that if the short term investments in any Investment Fund are not sufficient to satisfy the outstanding designations of all Participants, such designations shall be pro rated in accordance with a procedure developed by the Plan Committee. Such designation by a Participant shall be in writing on a form provided by the Plan Committee (or, in addition thereto or in lieu thereof, in any other recorded form acceptable to, and announced by, the Plan Committee) and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as practicable as of any Valuation Date following its receipt by the Plan Committee or by a designee appointed for this purpose and announced by the Plan Committee.

          (c) Participant's Failure to Select.  Amounts with respect to which a
              -------------------------------
Participant has made no investment choice shall be invested in an Investment Fund designated for this purpose in advance by the Plan Committee.

          (d) Special Rule for Company Securities.  Notwithstanding the
              -----------------------------------
foregoing, the Trustee shall not purchase or sell Company Securities under the Plan, on behalf of any Participant's or Beneficiary's account or otherwise, during any period if, in the opinion of the Plan Committee, such transaction is restricted by any applicable law or regulation or could result in liability of the Plan. During any such restricted period pertaining to a purchase or sale of Company Securities, amounts that otherwise would be invested in respect of affected Participants or Beneficiaries in the Investment Fund for Company Securities shall instead be invested in accordance with the provisions of subsection (c) above. The Plan Committee may instruct the Trustee as to the manner or time or times as to which the Trustee shall conduct any purchases or sales of Company Securities in the interest of Participants so as to comply with legal requirements, including the rules and regulations of the Securities and Exchange Commission, for such transactions not to result in any liability to the Plan. Nothing in this subsection (d) shall be deemed to permit the selection of any investment, divestment or distribution not otherwise permitted in, or pursuant to, this Section 6.2 or Articles IX, X or XI.

     6.3       Loan Fund.  Effective January 1, 1991, the Plan Committee shall
               ---------
establish, or direct the Trustee to establish, a Loan Fund which shall consist of notes executed by Participants evidencing Loans outstanding in accordance with provisions of Article XII.


                                  ARTICLE VII

                                 Plan Accounts
                                 -------------



     7.1  Accounts.  Separate accounts shall be established for each
          --------
Participant, known collectively as such Participant's accounts, which shall be maintained on behalf of such Participant until he has terminated his participation or, with respect to a former Participant, until the funds in his accounts have been paid out entirely to, or liquidated to provide benefits for, the former Participant or his Beneficiary in accordance with the provisions of the Plan. The accounts, to the extent applicable, shall consist of the Participant's:

          (a) Company Contributions Account;

          (b) After-Tax Contributions Account;

          (c)  Rollover Account;

          (d)  Transfer Account;

          (e) Before-Tax Contributions Account;

          (f)  Pension Account; and

          (g) Qualified Employer Contributions Account,

provided that the accounts under (e), (f) and (g) shall be established as of January 1, 1991.

The Plan Committee may establish such other accounts, and may subdivide any accounts or subdivided accounts, as it may deem necessary for the proper administration of the Plan.


     7.2  Crediting Investment Earnings.
          -----------------------------

          (a) General.  As of each Valuation Date with respect to an Investment
              -------
Fund other than the Loan Fund, the Plan Committee shall determine, or direct the Trustee to determine, the market value of each Participant's accounts in such manner (as determined by the Plan Committee or the Trustee) as shall reflect the investment earnings (whether gain or loss) of that Investment Fund and a pro-rata portion of any credits or charges to the Trust Fund not otherwise directly allocable to specific Investment Funds since the immediately preceding Valuation Date, which, if not directly determined or reflected on a per share basis, shall, with respect to each Investment Fund other than the Loan Fund, be allocated as a credit (or charge) to each of the Participant's accounts in the same proportion as the amount allocated to that Investment Fund in that account of the Participant since the preceding Valuation Date (as determined by the Plan Committee or the Trustee) bears to the total amount allocated to that Investment Fund in all accounts of all Participants since the preceding Valuation Date (as determined by the Plan Committee or the Trustee).

          (b) Loan Fund.  Principal and interest attributable to any note in the
              ---------
Loan Fund shall be allocated entirely to the account of the Participant who is obligated on the note.

     7.3  Accounting.  Separate accounting shall be maintained of the investment
          ----------
in, and the gains or losses with respect to, each Investment Fund for the vested and, where applicable, the nonvested portion(s) of each of the Participant's accounts. Gains or losses for this purpose shall be deemed to include, as applicable, contributions, withdrawals, distributions, investment earnings (whether gains or losses) and any other credits and charges allocable under the Plan.

     7.4  Risk of Loss.  The Companies do not guarantee that the market value of
          ------------
any Investment Fund will be equal in value to the purchase price of the assets of the Investment Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Participant assumes all risk of any decrease in the value of each of the Investment Funds in which his accounts are invested.



                                  ARTICLE VIII

                                    Vesting
                                    -------


     8.1  Vested Interest.  All amounts, if any, credited to a Participant's
          ---------------
accounts shall at all times be fully vested and nonforfeitable.


                                   ARTICLE IX

                               Withdrawal Rights
                               -----------------


     9.1  Withdrawals of After-Tax Contributions.  Subject to the spousal
          --------------------------------------
consent requirements of Section 9.4, a Participant who is an Employee shall be entitled, upon giving written notice to the Plan Committee and not more than once in any Plan Year, to withdraw all or a portion of his After-Tax Contributions Account (exclusive of amounts invested in the Loan Fund), but not to exceed the portion of his cumulative After-Tax Contributions not previously withdrawn. The minimum amount a Participant shall be permitted to withdraw pursuant to this Section 9.1 is $300 (or such greater amount, in increments of $100, as the Plan Committee may from time to time determine) or, if less, his entire cumulative After-Tax Contributions not previously withdrawn. Payment of a withdrawal made pursuant to this Section 9.1 shall be made as soon as practicable as of any Valuation Date with respect to Participant's accounts following (by not more than 90 days, if the Participant has not reached age 62) the date the written notice of the Participant's election to make a withdrawal is received by the Plan Committee.

     9.2  Withdrawals After Termination of Employment or While Receiving
          --------------------------------------------------------------
Benefits in Quarterly or Annual Installments.  Subject to the spousal consent
- --------------------------------------------
requirements of Section 9.4,

                (a) a Participant who is not an Employee but who has not commenced receiving a benefit under Article X, and

               (b) a Participant or Participant's Beneficiary who has commenced the receipt of benefits in quarterly or annual installments under Section 10.2(b) or 11.2(b), respectively,

shall be entitled, upon giving written notice to the Plan Committee and not more than once in any Plan Year, to withdraw all or a portion of one or more of his accounts (exclusive of amounts invested in the Loan Fund). The minimum amount a Participant or Beneficiary shall be entitled to withdraw pursuant to this
Section 9.2 is $1,000 or such greater amount, in increments of $500, as the Plan Committee may from time to time determine, or, if less, the Participant's entire accounts. Payment of a withdrawal made pursuant to this Section 9.2 shall be made as soon as practicable as of any Valuation Date with respect to Participant's accounts following (by not more than 90 days, if the Participant has not reached age 62) the date the written notice of the Participant's election to make a withdrawal is received by the Plan Committee.


     9.3  Hardship Withdrawals of Certain Telerate Plan Contributions.
          -----------------------------------------------------------

          (a) General.  Subject to the spousal consent requirements of Section
              -------
9.4 and except as otherwise provided in this Section 9.3, a Participant who is an Employee may elect to withdraw all or a portion of

      . that portion of his Company Contributions Account consisting of the discretionary portion of amounts previously contributed as "Employer's Non-Elective Contributions" under the Telerate Retirement Plan, including earnings thereon through December 31, 1990, but excluding, prior to January 1, 1993, any amounts which were contributed on the Participant's behalf less than twenty-four (24) months prior to the date of withdrawal unless the Participant on that date has been a Participant in the Plan (and, before that, a participant in the Telerate Retirement Plan, the Telerate Profit Sharing Plan and the Telerate Pension Plan) for a cumulative total of at least five (5) years, plus

      . that portion of his Before-Tax Contributions Account consisting of "Employer's Elective Contributions" under the Telerate Retirement Plan attributable to the Participant's salary reduction elections under than plan, excluding any earnings thereon under that plan or under this Plan,

(except for amounts invested in the Loan Fund) if the Plan Committee determines, on the basis of all relevant facts and circumstances, that:

               (1) the withdrawal is on account of:

                   (A) medical expenses described in Section 213(d) of the Code incurred by the Participant, his spouse or dependents (as defined in Section 152 of the Code), or

                  (B) the purchase (excluding mortgage payments) of a principal residence for the Participant; and

               (2) the amount to be withdrawn does not exceed the amount required to relieve the financial need determined under paragraph (1), and none of said amount may be satisfied from other resources (including assets of the Participant's spouse and minor children) reasonably available to the Participant.

The requirement of paragraph (2) of this subsection will be satisfied if the Plan Committee reasonably relies upon the Participant's notarized representation, which recites that it is given under the penalty of perjury, that the need determined under paragraph (1) cannot be relieved:

       .  through reimbursement or compensation by insurance or otherwise,

       . by reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

       .  by cessation of After-Tax Contributions under the Plan, or

       . by other distributions or nontaxable (at the time of the loan) loans from this Plan or other plans maintained by any employer (whether or not an Affiliated Company), or by borrowing from commercial sources on reasonable commercial terms.

          (b) Additional Provisions.  The minimum amount a Participant shall be
              ---------------------
entitled to withdraw pursuant to this Section 9.3 is $300 or such greater amount, in increments of $100, as the Plan Committee may from time to time determine, or, if less, the entire amount otherwise eligible for withdrawal under this Section 9.3 and not previously withdrawn. A written application for a withdrawal pursuant to this Section 9.3 shall be submitted to the Plan Committee. The Plan Committee shall require the submission of such supporting documentation as it deems necessary, and it shall render its decisions on such applications on a uniform and nondiscriminatory basis. Payment of a withdrawal made pursuant to this Section 9.3 shall be made as soon as practicable as of any Valuation Date with respect to Participant's accounts following the Plan Committee's decision on the Participant's written application; provided that payment shall not be made more than 90 days following the Plan Committee's receipt of the Participant's written application or written reaffirmation of application, if the Participant has not reached age 62.

     9.4  Spouse's Consent to Withdrawals.  A Participant's election of a
          -------------------------------
withdrawal under Sections 9.1, 9.2 or 9.3 shall not be valid if he is married on the date of his withdrawal and


       .  he had ever elected a Life Annuity under this Plan, or

       . with respect to a withdrawal under Section 9.2, the value of his Pension Account exceeds zero,

unless

          (a) his spouse consents, or has consented, in writing (no more than 90 days prior to the date of the withdrawal) to such election (which consent shall be irrevocable with respect to the election to which it was given), such consent is witnessed by a notary public and the consent acknowledges the effect of such election; or

          (b) it is established to the satisfaction of the Plan Committee that such consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

     9.5        Payment of Withdrawals.
                ----------------------


                (a) Election of Direct Rollover. If a Participant's withdrawal
                    ---------------------------
otherwise payable after December 31, 1992 under this Article IX constitutes or includes an Eligible Rollover Distribution, and

                    (1) the Participant elects, no more than 90 days prior to the payment of his withdrawal, to have

                        (A) all (but not less than $200 in any Plan Year unless permitted under a policy adopted by the Plan Committee) or

                        (B) a portion (but not less than $500 unless permitted under a policy adopted by the Plan Committee)

     of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan,

               (2) the Participant specifies such Eligible Retirement Plan in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

               (3) if required under a policy adopted by the Plan Committee, the trustee or plan custodian of, or the contract issuer under, the Eligible Retirement Plan certifies prior to the date for the payment of the Participant's withdrawal, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan is, or is intended to be,

                    (A) an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Sections 408(a) and 408(b) of the Code, respectively,

                    (B) a qualified trust meeting the requirements of Section 401(a) of the Code which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, or

                    (C) an annuity plan meeting the requirements of Section 403(a) of the Code,

     as the case may be,

then the portion of the Eligible Rollover Distribution designated by the Participant shall be paid in a direct rollover to the Eligible Retirement Plan specified by the Participant. A Participant's failure to make a timely election under this subsection (a) and to timely furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his withdrawal.

      (b) Trustee.  All payments of withdrawals hereunder shall be made by the
          -------
Trustee as of the date(s) specified in this Article IX. The Trustee shall be entitled to receive written instructions and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any payment and shall not be required to make such payments until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the payments required.

     9.6  Repayment of Withdrawals.  No amounts withdrawn pursuant to this
          ------------------------
Article IX may be repaid.

                                   ARTICLE X

             Participant's Benefits Upon Separation From Employment
             ------------------------------------------------------


     10.1 Participant's Benefits.  Except as may be provided by a Qualified
          ----------------------
Domestic Relations Order, a Participant who ceases to be an Employee for any reason other than his death shall be entitled to receive his entire nonforfeitable interest in his accounts valued as of the Valuation Date with respect to Participants' accounts as of which his accounts are liquidated to purchase his benefits in accordance with this Article, reduced by any security interest held by the Plan by reason of Loans outstanding to the Participant unless such outstanding Loans are timely repaid in accordance with Section 12.4(c).

     10.2 Form of Benefits.
          ----------------

          (a)  Normal Form.
               -----------

               (1) General Rule.  Except as otherwise provided in paragraph (2)
                   ------------
     below or unless he otherwise elects in accordance with subsection (b) below:


                         (A) a Participant's benefits attributable to his
Pension Account shall be paid as:

                         (i) a spousal 50% joint and survivor annuity (a monthly
               annuity to the Participant for his life followed by a monthly annuity in half that amount to his Spouse for the Spouse's remaining life), if the Participant is married on his Benefit Commencement Date; or

                         (ii) a single life annuity (a monthly annuity to the
               Participant for his life), if he is not married on his Benefit Commencement Date; and


                    (B) the remaining portion of a Participant's benefits shall be payable as a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant;

     provided that if the Participant's entire benefits payable do not exceed $3,500 at the time they are payable and prior to the commencement of distribution (or at the time of commencement of any prior distribution), his benefits shall be payable as a single lump sum, in cash; provided further that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant.

               (2) Life Annuity Exception.  Unless he otherwise elects in
                   ----------------------
     accordance with subsection (b) below, the benefits of a Participant who ever has elected benefits under this Plan in the form of a Life Annuity shall be paid in the same manner as benefits attributable to a Pension Account under paragraph (1) above.

          (b) Election of Optional Form.  A Participant may elect in writing on
              -------------------------
a form provided by or acceptable to the Plan Committee and signed by the Participant that his benefits be paid as:

     . a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Participant;

     . an annuity, including a single or joint life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Participant's benefits and meeting the requirements of Section 10.3(c);

     . quarterly or annual installments in cash, in an amount specified by the Participant, to be paid solely from the balance of the Participant's accounts (with the unpaid portion of the accounts remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Participant's death or the depletion of his accounts, and the remainder (if any), with continuing investment earnings, thereafter to be paid in quarterly or annual installments, equal to the original installments, to the Participant's Beneficiary determined under Section 11.2; or

     . in the manner timely elected by the Participant pursuant to Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, if said election remains valid under regulations promulgated by the Secretary of the Treasury.

Such e lection shall not be effective unless made not more than 90 days before the Pa rticipant's Benefit Commencement Date.

Further, if the Participant is married on his Benefit Commencement Date, then

     .  if he elects, or ever has elected, a Life Annuity under this Plan, or

     . if (but only to the extent that) his benefits are attributable to a Pension Account,

his election under this subsection (b) shall not be effective unless:

               (1) the Participant's Spouse (if any) consents, or has consented, in writing, within that 90 day period, to such election (which consent shall be irrevocable with respect to the election to which it was given), and

                    (A) such consent is witnessed by a notary public;

                    (B) the form of benefits (including the Beneficiary, if any) designated by the election may not be changed (other than revoked) without the Spouse's similarly notarized written consent (except to the extent, if any, that the Spouse's consent expressly permits further form of benefits elections (or Beneficiary designations) by the Participant without the Spouse's further consent); and

                    (C) the Spouse's consent acknowledges the effect of such election; or

               (2) it is established to the satisfaction of the Plan Committee that such consent cannot be obtained

                    (A) because the Participant has no Spouse;

                    (B) because the Spouse cannot be located; or

                    (C) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

In applying the requirements of Section 10.3(c), life expectancies will not be recalculated except to the extent, with respect to the election of quarterly or annual installments under this subsection (b), that the Participant elects, no later than the required commencement date specified in Section 10.3(c)(1) (whether or not his benefit has already commenced), that either his, his Spouse's, or both his and his Spouse's, life expectancy(ies) shall be recalculated, which election shall not require his Spouse's consent and shall be revocable any time prior to said required commencement date (whether or not his benefit has already commenced).


          (c) Modification of Installment Payments While in Pay Status.
              --------------------------------------------------------
Effective upon the receipt from the Internal Revenue Service of a favorable determination of qualification of the Plan as restated effective January 1, 1989, a Participant or Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise the Participant's election prospectively to increase or decrease the amount of installment payments (or may revoke the Participant's election prospectively) by making a new election in writing in the same manner as and subject to the restrictions upon the Participant's original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the Benefit Commencement Date for purposes of applying the provisions of this Article X to the new election.

     10.3 Commencement of Benefits.  Except as may otherwise be elected by the
          ------------------------
Participant on a form provided by the Plan Committee, a Participant's benefits shall commence (or, if none, shall be deemed to commence) as of the Valuation Date described in Section 10.1 as soon as practicable following the date on which he ceases to be an Employee; provided that to the extent required by the following rules, a Participant's benefits shall commence as of and as soon as practicable after any other Valuation Date described in Section 10.1:

          (a) in satisfaction of Section 411(a)(11) of the Code, if the Participant's entire benefits payable exceed $3,500 at the time they are payable and prior to the commencement of distribution (or at the time of commencement of any prior distribution), no portion thereof shall be paid during the Participant's life before he reaches age 62 without his written consent given no more than 90 days prior to such payment;

          (b) in satisfaction of Section 401(a)(14) of the Code, unless the Participant otherwise elects, payment of the Participant's benefits shall begin not later than the 60th day after the close of the Plan Year in which the last of the following occurs:

               (1)  the Participant attains age 62;

               (2) the tenth anniversary of the Participant's commencement of participation in the Plan; or

               (3) the Participant ceases to be an Employee;

          (c) in satisfaction of Section 401(a)(9) of the Code and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury, including Proposed Treas. Reg. (S) 1.401(a)(9)-2 (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this Plan),

               (1) payment of the Participant's benefits shall commence not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attains age 70 1/2 (except, for a Participant who attains age 70 1/2 in 1988 and who remains an Eligible Employee on January 1, 1989, the calendar year 1989), or (B) for Plan Years beginning before January 1, 1989 in the case of a Participant who is not a 5% owner as that term is defined in Section 416(i)(1)(B)(i) of the Code and the regulations thereunder with respect to the calendar year in which he attains age 70 1/2, the calendar year in which the Participant retires under the terms of any pension plan maintained by an Affiliated Company;

               (2) the Participant's entire interest shall be distributed either
     (A) over his life or over his and his Beneficiary's joint lives, or (B) over a period not extending beyond his life expectancy or his and his Beneficiary's joint life expectancies; and

               (3) if the Participant dies after benefit payments begin and before his entire interest has been distributed, the form of distribution in effect before his death shall not be changed unless his remaining interest shall be distributed at least as rapidly as under the form of distribution in effect before he died;

provided that the requirements of this Section 10.3(c), other than any additional requirements set forth in regulations promulgated by the Secretary of the Treasury under the "incidental death benefit" requirements of Section 401(a)(9)(G) of the Code, shall not apply to benefits under the "Section 242(b) election" under Section 10.2(b);

          (d) a Participant's benefits payable in the form of quarterly or annual installments under Section 10.2(b) shall commence not later than December 31 of the year in which he attains age 70 1/2, and the minimum distribution made in said year by said date (including a withdrawal under Section 9.2) shall be the minimum distribution otherwise required to be made by April 1 of the following year under subsection (c) above; and

          (e) prior to July 1, 1989, a Participant's benefits shall commence not later than the first day of the month following his attainment of age 68; provided that a Participant who reached age 68 prior to July 1, 1989 and whose benefits commenced as of the date he reached age 68 in the form of quarterly or annual installments under Section 10.2(b) may, after June 30, 1988, elect to cease the further receipt of benefits until otherwise required under this
Section 10.3.

     10.4 Distributions.
          -------------

          (a) Election of Direct Rollover. If a Participant's benefits otherwise
              ---------------------------
payable after December 31, 1992 under this Article X constitute or include an Eligible Rollover Distribution, and

               (1) the Participant elects, no more than 90 days prior to the payment of his benefits, to have

                    (A) all (but not less than $200 in any Plan Year unless permitted under a policy adopted by the Plan Committee) or

                    (B) a portion (but not less than $500 unless permitted under a policy adopted by the Plan Committee)

     of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Participant's benefits under
     Section 10.1) paid directly to an Eligible Retirement Plan,

               (2) the Participant specifies such Eligible Retirement Plan in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

               (3) if required under a policy adopted by the Plan Committee, the trustee or plan custodian of, or the contract issuer under, the Eligible Retirement Plan certifies prior to the date for the payment of the Participant's benefits, on a form provided by or acceptable to the Plan Committee, that the Eligible Retirement Plan is, or is intended to be,

                    (A) an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Sections 408(a) and 408(b) of the Code, respectively,

                    (B) a qualified trust meeting the requirements of Section 401(a) of the Code which is part of a defined contribution plan, the terms of which permit the acceptance of rollover distributions, or

                    (C) an annuity plan meeting the requirements of Section 403(a) of the Code,

     as the case may be,

then the portion of the Eligible Rollover Distribution designated by the Participant (to the extent it is not an outstanding Loan obligation offset under Section 10.1) shall be paid in a direct rollover to the Eligible Retirement Plan specified by the Participant. A Participant's failure to make a timely election under this subsection (a) and to timely furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Participant's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Participant shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with respect to subsequent payments in the series.

      (b) Trustee.  All distributions hereunder shall be made by the Trustee as
          -------
of the date(s) specified in this Article X. The Trustee shall be entitled to receive written instructions and proper notice from the Plan Committee, or any person or committee designated by the Plan Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.


                                   ARTICLE XI

                Beneficiary's Benefits Upon Participant's Death
                -----------------------------------------------


     11.1 Beneficiary's Benefits.  Upon the death of a Participant prior to his
          ----------------------
Benefit Commencement Date, his Beneficiary shall be entitled to receive the entire nonforfeitable interest in the Participant's accounts valued as of the Valuation Date with respect to Participants' accounts as of which the accounts are liquidated to purchase the Beneficiary's benefits in accordance with this Article, reduced by any security interest held by the Plan by reason of Loans outstanding to the Participant unless such outstanding Loans are timely repaid in accordance with Section 12.4(c).

     11.2 Beneficiary and Form of Benefits.
          --------------------------------

          (a) Participant's Designation of Beneficiary.  Except to the extent
              ----------------------------------------
otherwise stated in a Beneficiary designation under this subsection (a), to the extent no Beneficiary is validly designated under this subsection (a) or to the extent no such validly designated Beneficiary survives the Participant, the Participant's Beneficiary shall be his Spouse, or, if there is no Spouse, the Participant's surviving children in equal shares, or, if there is no Spouse or surviving child, the Participant's estate.

On a form provided by or acceptable to the Plan Committee and signed by the Participant, a Participant may designate (elect) as his Beneficiary one or more persons (which can include the Participant's Spouse and can include primary and contingent Beneficiaries) or trusts, provided that the estate of a Beneficiary who dies prior to the Beneficiary's Benefit Commencement Date shall not be the contingent beneficiary unless expressly so provided in the Participant's election. If the Participant is married upon his death, such election shall not be effective unless:

               (1) the Participant's Spouse (if any) consents, or has consented, in writing to such election (which consent shall be irrevocable with respect to the election to which it was given), and

                    (A) such consent is witnessed by a notary public;

                    (B) the non-Spouse Beneficiary (if any) designated by the election may not be changed (other than revoked) without the Spouse's similarly notarized written consent (except to the extent, if any, that the Spouse's consent expressly permits further Beneficiary designations by the Participant without the Spouse's further consent); and

                    (C) the Spouse's consent acknowledges the effect of such election; or

               (2) it is established to the satisfaction of the Plan Committee that such consent cannot be obtained

                    (A) because the Participant has no Spouse;

                    (B) because the Spouse cannot be located; or

                    (C) because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

If the Participant is married upon his death, then


       .  if he had ever elected a Life Annuity under this Plan, or

       . if (but only to the extent that) his benefits are attributable to a Pension Account,

his election, even if it satisfies the foregoing requirements, shall not be effective if it was made prior to the year in which he reached age 35 and he died during or any time after the said year.

          (b) Beneficiary's Election of Form of Benefits.  Unless he otherwise
              ------------------------------------------
elects in accordance with this subsection (b), a Beneficiary's benefits shall be paid as:

          (1) a spousal single life annuity (a monthly annuity to the Participant's Spouse for the Spouse's life), if and to the extent that:

               (A) the Beneficiary is the Participant's Spouse,

               (B) the Participant ever elected a Life Annuity under this Plan or (but only to the extent that) the Participant's benefits are attributable to a Pension Account, and

               (C) the entire benefits payable exceed $3,500 at the time they are payable and prior to the commencement of distribution (or at the time of commencement of any prior distribution); or

          (2) a single lump sum, in cash, otherwise; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary.

On a form provided by or acceptable to the Plan Committee and signed by the Beneficiary after the Participant's death and prior to the commencement of benefits, the Beneficiary may elect, in lieu of the form of benefits otherwise payable under this Section, that, subject to the requirements of Section 11.3, his benefits be paid as:

     . a single lump sum, in cash; provided that if such lump sum is comprised of more than one check or similar instrument, all such instruments shall be paid within the same taxable year of the Beneficiary; or

     . an annuity, including a single life annuity or a term certain annuity, provided under a single premium annuity contract issued by an insurance company and purchased with the Beneficiary's benefits and meeting the requirements of Section 11.3(b); or

     . quarterly or annual installments in cash, in an amount specified by the Beneficiary, to be paid solely from the balance of the Participant's accounts (with the unpaid portion of the accounts remaining invested pursuant to Article VI and accumulating investment earnings (whether gain or loss) pursuant to Article VII) until the earlier of the Beneficiary's death or the depletion of the Participant's accounts, and the remainder (if any), thereafter to be paid to the Beneficiary's estate in a single lump sum, in cash.

In applying the requirements of Section 11.3(b), life expectancy will not be recalculated except to the extent, with respect to a Spouse's election of quarterly or annual installments under this subsection (b), that the Spouse so elects, no later than the required commencement date specified under Section 11.3(b) (whether or not the Spouse's benefit has already commenced), which election shall be revocable any time prior to said required commencement date (whether or not the Spouse's benefit has already commenced).

       (c) Modification of Installment Payments While in Pay Status.  Effective
           --------------------------------------------------------
upon the receipt from the Internal Revenue Service of a favorable determination of qualification of the Plan as restated effective January 1, 1989, a Beneficiary who is receiving benefits in the form of quarterly or annual installments under subsection (b) above may revise his election prospectively to increase or decrease the amount of installment payments (or may revoke his election prospectively) by making a new election in writing in the same manner as and subject to the restrictions upon his original election, where the date scheduled for the payment of the first installment under the revised election (or the first installment missed under a revoked election) shall be treated as the commencement of benefits for purposes of applying the provisions of this
Article IX to the new election.

     11.3 Commencement of Benefits.  Except as may otherwise be elected by the
          ------------------------
Beneficiary on a form provided by the Plan Committee, the Beneficiary's benefits shall commence as of the Valuation Date described in Section 11.1 as soon as practicable following the date of the Participant's death; provided that to the extent required by the following rules, a Beneficiary's benefits shall commence as of and as soon as practicable after any other Valuation Date:

          (a) in satisfaction of Section 417(e) of the Code, if

               (1) the Beneficiary is the Participant's Spouse,

               (2) the Participant ever elected a Life Annuity under this Plan or (but only to the extent that) the Participant's benefits are attributable to a Pension Account, and

               (3) the Spouse's entire benefits payable exceed $3,500 at the time they are payable and prior to the commencement of distribution (or at the time of commencement of any prior distribution), no portion thereof shall be paid prior to the date the Participant, if he had not died, would have reached age 62 without the Spouse's written consent given no more than 90 days prior to such payment;

          (b) in satisfaction of Section 401(a)(9) of the Code and subject to any additional requirements or exceptions set forth in regulations promulgated under that Section by the Secretary of the Treasury (but not by way of providing any form or delay in commencement of benefit not otherwise provided under this
Plan), payment of the Beneficiary's benefits shall, upon the election of the Beneficiary on a form provided by the Plan Committee:

               (1) be completed not later than the last day of the calendar year
                      ---------
     containing the fifth anniversary of

                    (A)  the Participant's death, or

                    (B) if the Participant's Beneficiary is his Spouse and the Spouse dies before the commencement of payment of the Spouse's benefits was made or required under the Section without the Spouse's
                            -----------
          estate being contingent beneficiary under Section 12.2(a), the Spouse's death; or

               (2) if the benefits will be distributed over the Beneficiary's life or over a period not exceeding the Beneficiary's life expectancy,

     commence not later than (A) the last day of the calendar year next
     --------
     following the calendar year in which the Participant died, or (B) if later and the Participant's Beneficiary is his Spouse and the Spouse does not die before the commencement of payment of the Spouse's benefits, not later than the last day of the calendar year in which the Participant, if he had not died, would have reached age 70 1/2.

Any election under this subsection (b) must be made no later than the earlier of
                                                                      -------
the completion date under paragraph (1) and the commencement date under paragraph (2). If no election is timely made, payment shall be made in compliance with paragraph (2) if the Beneficiary is the Participant's Spouse and otherwise in compliance with paragraph (1).

If the Participant's Spouse is the Beneficiary but dies before distribution of the Spouse's benefit has begun in annuity form and before distribution was required to begin under this subsection (b) (even if it had begun in other than
- --------
annuity form), payment to the contingent Beneficiary (whether or not the Spouse's estate), shall be subjected to the requirements of this subsection (b) by substituting the Spouse's date of death for the Participant's date of death.


               11.4  Distributions.
                     -------------

          (a) Election of Direct Rollover by Spouse.  If the benefits of a
              -------------------------------------
Participant's Spouse otherwise payable after December 31, 1992 under this
Article X constitute or include an Eligible Rollover Distribution, and

          (1) the Spouse elects, no more than 90
     days prior to the payment of his benefits, to have

                    (A) all (but not less than $200 in any Plan Year unless permitted under a policy adopted by the Plan Committee) or

                    (B) a portion (but not less than $500 unless permitted under a policy adopted by the Plan Committee)

     of the Eligible Rollover Distribution (to the extent it is not an outstanding Loan obligation offset against the Spouse's benefits under
     Section 11.1) paid directly to an Eligible Retirement Plan which is an individual retirement account or individual retirement annuity (but not a Section 401(a) qualified trust or a Section 403(a) annuity plan),

               (2) the Spouse specifies such individual retirement plan or annuity in his election on a form provided, and in the manner prescribed, by the Plan Committee, and

               (3) if required under a policy adopted by the Plan Committee, the plan custodian of the individual retirement plan or annuity certifies prior to the date for the payment of the Spouse's benefits, on a form provided by or acceptable to the Plan Committee, that the individual retirement plan or annuity is, or is intended to be, an individual retirement account or individual retirement annuity (other than an endowment contract) meeting the requirements of Sections 408(a) and 408(b) of the Code, respectively, then the portion of the Eligible Rollover Distribution designated by the Spouse (to the extent it is not an outstanding Loan obligation offset under Section 11.1) shall be paid in a direct rollover to the individual retirement plan or annuity specified by the Spouse. A Spouse's failure to make a timely election under this subsection (a) and to timely furnish the certification required under paragraph (3) hereof shall be treated as an election against a direct rollover of any portion of his benefits. A Spouse's election with respect to one payment in a series of periodic payments shall apply to all subsequent payments in the series, provided that the Spouse shall be entitled to change his election at any time, in the same manner specified in this subsection(a) for making an initial election, with respect to subsequent payments in the series.

      (b) Trustee.  All distributions hereunder shall be made by the Trustee as
          -------
of the date(s) specified in this Article XI. The Trustee shall be entitled to receive written instructions and proper notice from the Plan Committee, or any person or committee designated by the Plan

Committee, with respect to any distribution and shall not be required to make such distributions until such instructions have been received in a form which in the opinion of the Trustee is sufficiently clear with respect to the distributions required.




                                  ARTICLE XII

                                     Loans
                                     -----


     12.1 Loan Amount, Term and Interest Rate.
          -----------------------------------

          (a) Amount.  Effective January 1, 1991 or as soon thereafter as
              ------
practicable, any Active Participant may borrow from the Plan an amount that does not exceed the smallest of:

               (1) 100% of the value of the Participant's entire nonforfeitable interest in his accounts, other than his After-Tax Contributions Account and Transfer Account, under this Plan;

               (2) 50% of the value of the Participant's entire nonforfeitable interest in his accounts, less the balance of all other outstanding Loans to the Participant under this Plan;

               (3) $50,000 less the highest outstanding balance of loans to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, during the one-year period ending on the day immediately preceding the date of the Loan;

               (4) 50% of the present value of the Participant's nonforfeitable accrued benefits (determined without regard to any deductible employee contributions as defined in Section 72(o)(5)(B) of the Code) under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan, as determined by the Plan Committee (but not less than $10,000), less the balance of all other loans outstanding to the Participant under all tax-qualified defined benefit and defined contribution plans of the Affiliated Companies, including this Plan; or

               (5) such lesser maximum amount as the Plan Committee may from time to time establish and apply uniformly to all Loans made pursuant to the terms of the Plan.

Loans shall be granted in $100 increments, provided that the minimum amount of any Loan granted under the Plan shall be $1,000. For purposes of this Section
12.1 the value of a

Participant's accounts shall be determined as of such date as the Plan Committee shall determine.

     (b) Term.  Loans shall be granted for a minimum term of one year, or for a
         ----
term that is an integral multiple of one year up to a maximum term of five years, provided that:

               (1) the term of the Loan may not result in payments per weekly payroll period of less than $10 ($50 per monthly payroll period), or such greater amount as the Plan Committee may from time to time determine;

     (2) a Loan used solely to acquire the principal residence of the Participant may have a term not exceeding ten years, and a Loan outstanding under the Telerate Retirement Plan at December 31, 1990 used solely to acquire the principal residence of the Participant or (for Loans not made after December 31, 1986) to acquire, construct, reconstruct, or substantially rehabilitate the principal residence of the Participant or a member of his family may have a term exceeding five years, as specified in the note for said Loan; and

     (3) no loan term shall extend beyond April 1 of the calendar year immediately following the calendar year in which the Participant reaches age 70-1/2.

     (c) Interest Rate.  Loans shall bear such rate of interest as the Plan
         -------------
Committee determines, under a written procedure established by it (which shall constitute a part of the Plan), will provide a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

     (d) Level Amortization.  Except as provided in regulations prescribed by
         ------------------
the Secretary of the Treasury, Loans (including Loans made after December 31, 1986 and outstanding under the Telerate Retirement Plan at December 31, 1990) shall require substantially level amortization (with payments not less frequently than quarterly) over the term of the Loan.

     (e) Periodic Approval.  Loans shall be approved by the Plan Committee
         -----------------
effective on the last day of a month or such other or additional days as the Plan Committee may establish applicable to all Participants; provided, however, that in the sole discretion of the Plan Committee, a Loan may be approved effective on a date other than such date if administratively feasible and if emergency circumstances exist for a Participant.

     (f) Administrative Charge.  For each Loan, the Participant's accounts may
         ---------------------
be charged a one-time loan origination fee and an annual maintenance fee, each in a flat dollar amount as determined and established from time to time by the Plan Committee (and applicable to all Loans, only to additional Loans, only to Loans to Inactive Participants, or otherwise, as determined by the Plan Committee) as appropriate to defray, but not to exceed, the Plan's average per Loan administration costs or incurred expenses.

     12.2  Frequency of Loans.
           ------------------

     (a) A Participant may be granted a Loan under this Plan no more frequently than twelve months following the date of the grant of the Participant's last Loan from, and no more frequently than 24 months following a default of a Loan of the Participant under, this Plan (or, except for prior Loans made or defaulted before January 1, 1991, any other Plan maintained by an Affiliated Company) or such longer period of time as the Plan Committee may from time to time establish applicable to all Participants.

     (b) A Participant shall not have more than five Loans outstanding at any time under this Plan and all other plans maintained by the Affiliated Companies.

     12.3 Security for Loans.
          ------------------

          (a) No Loan shall be made to any Participant prior to the execution and delivery by the Participant of an application therefor, a note payable to the Trustee on which the Participant shall be personally liable for the amount of the Loan and in a form prescribed by the Plan Committee, an authorization for payroll deductions for repayment of the Loan, the written consent of the Participant and, if he is married at the time of the making of the Loan and

               (1) he had ever elected a Life Annuity under this Plan, or

               (2) the Loan is funded in whole or in part from the Participant's Pension Account pursuant to the provisions of Section 12.3(b),

the notarized written consent of the Participant's then-current spouse, to the making of the Loan and to the possible reduction of the Participant's accounts under the terms of the Plan to satisfy the Loan obligation, provided further that such consent or consents shall be given within 90 days prior to the making of the Loan.

          (b) Cash equal to the value of any Loan granted plus the loan origination fee, if any, under Section 12.1(f) shall be transferred from the Investment Fund or Investment Funds (other than the Loan Fund) in which the nonforfeitable portion of the Participant's accounts, other than his After-Tax Contributions Account and Transfer Account, are invested and which are designated by the Plan Committee pursuant to uniform rules, in proportion to the nonforfeitable amount of such accounts invested in such Investment Fund or Investment

Funds; however, the grant of a Participant's application for a Loan shall not be deemed a change of investment designation with respect to his existing account balances. The amount so transferred, less the loan origination fee, if any, shall be paid to the Participant, and the remainder, in the amount of the loan origination fee, shall remain unallocated in the Trust Fund. Upon such transfer of cash to the Participant, the note evidencing the Participant's Loan obligation to the Trust Fund shall be transferred to the Loan Fund. The Participant's note shall be held as an investment of the Participant's account in the Loan Fund, provided that, notwithstanding the nonalienation rule of
Section 17.4, the Loan Fund shall have a first lien on said note.

     12.4 Repayment.
          ---------

          (a) General.  Repayment shall be accomplished through regular payroll
              -------
deductions which shall be deemed "deductions authorized by the Participant" for purposes of Section 4.2(a). Payments by a Participant shall be applied first to outstanding interest and then to reduce the outstanding principal balance of the Loan and shall be allocated to the Participant's accounts and invested as designated from time to time by the Plan Committee pursuant to uniform rules. A Participant shall be entitled to prepay without penalty all (but not merely a part) of the total outstanding principal amount of and interest accrued on any Loan under the Plan, provided that no prepayment shall be made earlier than one year following the date the Loan is granted. Prepayments shall be allocated to the Participant's accounts and invested in the same manner as repayments.

          (b) Authorized Leave of Absence.  A Participant with an outstanding
              ---------------------------
Loan who is placed on authorized leave of absence status for any reason shall, in addition, be entitled to select one of the following modes of repayment while not in pay status:

               (1) installment payments equivalent in value to the payments deducted from his paycheck, or

               (2) deferred payment of all principal and interest for the duration of the absence (but not to exceed one year), followed by the reamortization, on the date on which the Participant returns to pay status and at the then-current interest rate determined under Section 12.1(c), of the then-outstanding principal and interest (including interest accrued during the absence) in substantially equal installments over the remaining Loan term, extended by the period of absence while not in pay status;

provided that in no event shall any Loan become due and payable later than the expiration of the five-year limitation prescribed by Sections 12.1(b) and 12.2(b), unless otherwise permitted by those Sections.

          (c) Death or Termination of Employment.  If, prior to repayment of the
              ----------------------------------
total principal amount of and accrued interest on a note held by the Loan Fund,

               (1) a Participant ceases to be an Employee for any reason other than his death and the said amount is not repaid in full by the end of the day (or, if the Participant did not voluntarily cease to be an Employee, within 30 days after the day) he ceases to be an Employee, or

               (2) a Participant dies and said amount, including any further accrued interest, is not repaid in full within 90 days after his death,

then, unless the Participant (or, in the event of his death, his Beneficiary) is described in Section 12.6, the Participant's applicable nonforfeitable account balances shall be reduced, in proportion to their investment in the Loan Fund, by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Participant or his Beneficiary, and the amount of such reduction shall be applied to satisfy the note held by the Loan Fund.

          (d) Default.  If any Loan repayment required hereunder is not timely
              -------
paid in full, the entire outstanding principal balance and accrued interest shall become immediately due and payable, and interest shall continue to accrue until the note held by the Loan Fund is satisfied in full.

     12.5 Further Limitations on Loans.  Notwithstanding anything to the
          ----------------------------
contrary contained in this Article XII, the Plan Committee reserves the right to limit further the amount that may be borrowed hereunder, to limit further the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Participants on the basis of uniform and nondiscriminatory rules.

     12.6 Certain Beneficiaries and Inactive Participants.  Any person who is a
          -----------------------------------------------
"party in interest" to the Plan within the meaning of Section 3(14) of ERISA (for example, a 5-percent owner or one of the 10 most highly compensated employees) and who is either a Beneficiary having an account under the Plan or an Inactive Participant shall be entitled to borrow from the Plan on the same terms and conditions as an Active Participant, provided that:

          (a) the principal residence exception under Section 12.1(b) shall apply only with respect to the principal residence of a Participant, and

          (b) the requirement under Section 12.4(a) for repayment through regular payroll deductions shall not apply unless the Inactive Participant is an employee of a Company.

     12.7 Loans "Made" After December 31, 1986.  Any provision of this Article
          ------------------------------------
XII which is specifically applicable to Loans "made" after December 31, 1986 shall be applicable to Loans (including Loans remaining outstanding under the Telerate Retirement Plan at December 31, 1990) made, renewed, renegotiated, modified or extended after such date. Any provision of this Article XII which is specifically applicable to Loans "not made" after December 31, 1986 shall be applicable to Loans not made, renewed, renegotiated, modified or extended after such date, but remaining outstanding under the Telerate Retirement Plan at December 31, 1990.


                                  ARTICLE XIII

                             Administration of Plan
                             ----------------------


     13.1 Appointment of Plan Committee.  There shall be a Plan Committee which
          -----------------------------
shall consist of not fewer than three (3) nor more than seven (7) members who shall be appointed by the Board of Directors. Members of the Plan Committee shall hold office until their death, resignation, disqualification or removal. The Plan Committee shall be the Plan Administrator.

     13.2 Resignation and Removal of Members.  Any member of the Plan Committee
          ----------------------------------
may resign at any time by giving written notice to the other members and to the Board of Directors, effective as therein stated. Any member of the Plan Committee may, at any time, be removed by the Board of Directors.

     13.3 Appointment of Successors.  Upon the death, resignation,
          -------------------------
disqualification or removal of any member of the Plan Committee, the Board of Directors may appoint a successor. Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Plan Committee and to the Trustee.

     13.4 Power and Duties of the Committee.  The Plan Committee shall have full
          ---------------------------------
power, authority and (after June 22, 1994) discretion to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Plan Committee shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Trustee. Any action taken after June 22, 1994, by the Plan Committee in its discretion (or before June 23, 1994 by the Plan Committee in good faith) in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. The authority of the Plan Committee shall include, but not by way of limitation, the following:

          (a) Authority to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation thereof;

          (b) Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

          (c) Authority to determine the Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

          (d) Authority to determine all questions regarding the status of any person as a Participant;

          (e) Authority to authorize and direct all disbursements of benefits and other sums under the Plan and to determine the manner in which benefits shall be payable to Participants;

          (f) Authority to adopt such rules as it may deem desirable for the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

          (g) Authority to purchase such liability insurance as it may deem appropriate in connection with the operation and administration of the Plan;

          (h) Authority to direct the Trustee to undertake and assume the authority and responsibility to invest and reinvest the assets of the Plan and to make any decision respecting assets of the Plan, provided that any such direction shall be in writing;


          (i) Authority to engage such legal, actuarial, accounting, clerical, administrative, medical and other services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the Plan Committee, any member thereof or any other person designated under Section 13.5 may have under the Plan;

          (j) Authority to charge a Participant's accounts an administration fee or fees in such amount or amounts as determined and established from time to time by the Plan Committee, on a uniform basis applicable to all Participants' accounts (or to Inactive Participants accounts, or to accounts of Inactive Participants who ceased being Active Participants before reaching age 55 or with at least ten (10) Years of Service), as appropriate to defray, but not to exceed, the Plan's average administration costs or incurred expenses for each transaction relating specifically to the Participant's accounts for which the Plan Committee shall determine that such specific charge or charges is appropriate; and

          (k) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

     13.5 Allocation and Delegation of Duties.  The Plan Committee may allocate
          -----------------------------------
its fiduciary responsibilities among its members and may designate other persons (or committee(s) of persons) to carry out fiduciary or other responsibilities (other than responsibilities for the management or control of Plan assets) under the Plan. Pursuant to this Section, the Plan Committee shall appoint from among its members a chairman and a secretary, who shall have such duties as the Plan Committee may provide from time to time. The Plan Committee, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon information, data and documentation furnished by any Company, tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Committee; and the members of the Plan Committee and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert or advisor, or upon any information, data, documentation, report or opinion furnished by the same or by any Company.

     13.6 Committee Procedure.  A majority of the members of the Plan Committee
          -------------------
as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Plan Committee. A member of the Plan Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The Plan Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Plan Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Committee until the Plan Committee shall file with the Trustee a written revocation of such designation.

     13.7 Investment Manager.  The Plan Committee may appoint one or more
          ------------------
Investment Managers (as defined in Section 3(38) of ERISA) to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the Plan Committee. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with
Section 404(a)(1) of ERISA. The Investment Manager(s), when appointed, shall have such responsibility to manage the assets of the Plan as the Plan Committee shall designate, and the Plan Committee shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

     13.8 Compensation of Committee.  Members of the Plan Committee shall serve
          -------------------------
as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving.

     13.9 Expenses.  Ordinary and necessary expenses incurred in connection with
          --------
the establishment or termination of the Plan may be paid from the Trust Fund to the extent allowed under Section 403(c)(1) of ERISA. Ordinary and necessary expenses (including the cost of any bond required under Section 412 of ERISA) incurred for any Plan Year in connection with administering the Plan, other than establishment or termination expenses, may be paid from the Trust Fund. To the extent expenses incurred in establishing, administering or terminating the Plan are not paid from the Trust Fund they shall be paid by the Affiliated Companies.

     13.10  Information Required From Participants.  Each Participant or
            -------------------------------------
Beneficiary will furnish to the Plan Committee such information in writing as the Plan Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Plan Committee may request. Any notice or information which, according to the terms of the Plan or the rules of the Plan Committee, must be filed with the Plan Committee shall be deemed so filed at the time that it is actually received by the Plan Committee.

     13.11  Records.  The Plan Committee shall keep a record of all its
            -------
proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and properly to reflect the affairs thereof.

     13.12  Reports to Participant.  The Plan Committee or its designee shall
            ----------------------
notify each Participant semiannually, within a reasonable time after each June 30 and December 31, of the balances of such Participant's accounts as of such date, unless the Plan Committee determines to make such reports at lesser or greater intervals, no less frequently than annually. In the case of a Participant who is no longer an Employee, a mailing of his statement of accounts to his last known home address by first class mail shall be sufficient.

     13.13  Multiple Fiduciary Capacity.  Nothing in this Plan shall be deemed
            ---------------------------
to prohibit any person or group of persons from serving in more than one fiduciary capacity with respect to the Plan.


                                  ARTICLE XIV

                                  Plan Assets
                                  -----------


     14.1 Trust.  The Plan shall be funded by a Trust Fund held by the Trustee
          -----
pursuant to the terms of the Trust Agreement, which shall be subject to the provisions of the Plan.

     14.2 Designation of Trustee.  The Board of Directors shall have the
          ----------------------
authority to select the Trustee, to terminate the Trustee and to select a successor Trustee, and to enter into such Trust Agreement, or any amendments or modifications thereto, with the Trustee or any successor Trustee as the Board of Directors shall determine is appropriate.

     14.3 Investment and Management of Plan Assets.  Except to the extent
          ----------------------------------------
delegated to the Trustee under, or pursuant to, the Trust Agreement, the authority of the Plan Committee shall include, but not by way of limitation, the following:

          (a) Authority to control, invest, reinvest, manage and dispose of all assets of the Trust Fund;

          (b) Authority to direct the Trustee with respect to investment and reinvestment of the assets of the Plan and authority to make any decision respecting assets of the Plan;

          (c) Authority to make or provide for the making of any audit or examination of the investment affairs of the Plan;

          (d) Authority to designate Investment Funds available to Participants for the investment of the amounts credited to their accounts, and to specify the terms upon which such selections may be made; and

          (e) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan.

                                   ARTICLE XV

                                     Claims
                                     ------


     15.1 Claims for Benefits.  Any claim for benefits by a Participant or
          -------------------
anyone claiming through a Participant under the Plan shall be delivered in writing by the claimant to the Plan Committee. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Committee shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Committee shall give written notice to the claimant setting forth: (a) the reasons for the denial,
(b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days after receipt of the claim, except that such period of time may be extended, if special circumstances should require, for an additional 90 days commencing at the end of the initial 90-day period. Written notice of any such extension shall be given to the claimant before the expiration of the initial 90-day period and shall indicate the special circumstances requiring the extension and the date by which the final decision is expected to be rendered.

     15.2 Appeals Procedure.  A claimant who has been denied a claim for
          -----------------
benefits, in whole or in part, may, within a period of 60 days following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Plan Committee. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Committee. The Plan Committee may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within a period of time not exceeding 60 days after receipt of the request for review; except that such period of time may be extended, if special circumstances (including, but not limited to, the need to hold a hearing) should require, for an additional 60 days commencing at the end of the initial 60-day period. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial 60-day period. The decision of the Plan Committee shall be final and conclusive.

                                  ARTICLE XVI

                           Amendment and Termination
                           -------------------------


     16.1 Amendment.  The Board of Directors, by resolution, and the Plan
          ---------
Committee, in accordance with Section 13.6, each shall have the right at any time, and from time to time, to modify or amend in whole or in part, any or all of the provisions of the Plan and Trust or any insurance contract forming a part of the Plan, but, except as otherwise provided in this Article or in Section 17.3, or as otherwise permitted under Section 411(d)(6) of the Code, no such amendment or modification shall have the effect of revesting in the Companies any part of the Trust Fund or reducing the accrued benefits of Participants or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Participants and their Beneficiaries and the payment of reasonable Plan administration expenses; provided that any such amendment adopted by the Plan Committee is necessary or appropriate to facilitate the administration, management or interpretation of the Plan or to conform the Plan thereto, or to maintain the compliance of the Plan, Trust or such insurance contract with the requirements of Sections 401(a) and 501(a) of the Internal Revenue Code and with ERISA or any other applicable law, unless such amendment shall have a material effect on the currently estimated cost to the Companies of maintaining the Plan. No amendment which affects the rights, duties or responsibilities of the Trustee shall be effective without the Trustee's written consent.

     16.2 Termination or Partial Termination.  The Board of Directors, by
          ----------------------------------
resolution, shall have the right to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the accounts of Participants affected by the termination, partial termination, or complete discontinuance of contributions, as the case may be, shall be nonforfeitable.

          Any Company may, by action of its board of directors, by resolution, withdraw at any time from participation in the Plan, at which point the Participants who are its Eligible Employees shall become Inactive Participants.

     16.3 Merger or Consolidation of Plan Assets; Mergers into the Plan;
          --------------------------------------------------------------
Transfers of Plan Assets.  Subject to satisfying the requirements of this
- ------------------------
Section and Section 411(d)(6) of the Code:

          (a) Upon the approval of the Board of Directors and the new or successor employer of the affected Participants, the Plan may be merged into or consolidated with another defined contribution plan, and all or a portion of its assets or liabilities may be transferred to another plan; provided that such other plan and its related trust (i) are qualified within the meaning of Sections 401(a) and 501(a) of the Code ("tax-qualified"), and (ii) assume the Plan liabilities of all affected Participants.

          (b) Upon the approval of the Board of Directors and the employer of the affected participants, any other tax-qualified defined contribution plan sponsored by an Affiliated Company may be merged into this Plan, with this Plan as the surviving instrument; provided that if such merger is prior to June 23, 1994, it shall require the specific approval of the Board of Directors and, if applicable, the board of directors (or other governing body, if applicable) of the Affiliated Company. Thereupon:

               (1) The Affiliated Company shall become a co-sponsor of the Plan, included in the definition of Company hereunder. In any such case, the Plan shall remain a single plan with any and all of its assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Participant and Beneficiary hereunder and any other liabilities of the Plan.

               (2) The assets of the merged plan shall be transferred to the Trustee and be assets of the Plan, and the liabilities of the merged plan shall be liabilities of the Plan.

               (3) Each participant in the merged plan shall become a Participant in the Plan on the merger date, with accrued or vested benefits under the Plan equal to his accrued or vested benefits under the merged plan, and thereafter shall continue to participate in the Plan, or not, in accordance with its terms.

               (4) If so directed by the Board of Directors, there shall be a separate accounting of the benefits of a Participant transferred from the merged plan and any other benefits of the Participant under the Plan, such that contributions, gains, losses, withdrawals, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

          (c) Upon the approval of the Board of Directors and the employer of the affected Participants, the assets and liabilities of any other tax-qualified defined contribution plan may be transferred to this Plan.

To the extent that Section 401(a)(12) or 414(1) of the Code is applicable and in accordance therewith, no merger, consolidation, or transfer pursuant to this Section shall be consummated unless each Participant and Beneficiary under the Plan (or, in the case of subsection (a) above, each participant in the merged, transferee or successor plan) would, if the resulting plan (or, in the case of subsections (b) and (c) above, the Plan) then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan (or, in case of subsections (b) and (c) above, the transferor or successor plan) had then terminated; provided that the foregoing provisions of this Section shall not apply if such alternative requirements that may be imposed by the regulations under Section 414(1) of the Code are satisfied.


                                  ARTICLE XVII

                            Miscellaneous Provisions
                            ------------------------


     17.1 No Contract of Employment.  The adoption and maintenance of this Plan
          -------------------------
shall not be deemed to constitute a contract of employment or otherwise between any Affiliated Company and any Employee, former Employee or Participant, or to be a consideration for, or an inducement or condition of, any employment. Nothing contained herein shall be deemed to give to any Employee, former Employee or Participant the right to be retained in the service of any Affiliated Company or to interfere with the right of any Affiliated Company employing such person to discharge, with or without cause, any Employee, former Employee or Participant at any time.

     17.2 No Liability for Benefits.  Any benefits payable under this Plan shall
          -------------------------
be paid or provided for solely from the Trust Fund, and the Affiliated Companies assume no liability or responsibility therefor. The obligations of the Companies hereunder are limited solely to the making of contributions to the Trust Fund as provided for in this Plan.

     17.3 Exclusive Benefit of Trust Fund.  Except as otherwise provided in
          -------------------------------
Article V, and subject to the rules below, the assets of the Trust Fund shall be held for the exclusive purposes of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and shall not inure to the benefit of any Company or Affiliated Company.

          (a) Mistake of Fact.  In the case of a contribution which is made by a
              ---------------
Company by a mistake of fact, such contribution shall be returned to the contributing Company as promptly as practicable after the discovery of such mistake, but in no event later than one year after the date such contribution was made. Earnings attributable to a mistaken contribution shall not be returned to the Company, but losses attributable thereto shall reduce the amount of such contributions to be returned.

          (b) Failure of Qualification of Plan and Trust.  All contributions of
              ------------------------------------------
the Companies to the Plan are conditioned upon the qualification of the Plan under Section 401 of the Code. If the Plan receives an adverse determination as to its qualification in respect of a Company, the Trustee shall, after paying any applicable expenses, return to such Company any remaining contributions made by such Company. Such remaining contributions shall be returned as promptly as practicable, but in no event later than one year after the date of the final denial of qualification of the Plan as to such Company, including the final resolution of any appeals before the Internal Revenue Service or the courts. Effective December 22, 1987, this subsection (b) shall apply only to applications for determination as to initial qualification which are made within the time prescribed by law for filing the Company's return for the tax year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

          (c) Disallowance of Deduction.  All contributions by the Companies to
              -------------------------
the Plan are conditioned upon the deductibility thereof under Section 404 of the Code. If and to the extent the deduction for any contribution of a Company is disallowed by the Internal Revenue Service, the Trustee shall at the Company's request, after deducting attributable losses but not including any attributable earnings, return the disallowed portion of the contribution as soon as practicable, but in no event later than one year after the date of the final disallowance of the contribution, including the final resolution of any appeals before the Internal Revenue Service or the Courts.

     17.4 Nonalienation.
          -------------

          (a) General.  None of the benefits, payments, proceeds, claims or
              -------
rights of any Participant or Beneficiary hereunder shall be subject to any claims of any creditor of such person, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments of proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. In the event any person attempts to take any action contrary to this Section, such action shall be null and void and of no effect, and the Companies, the Plan Committee, the Plan Committee, the Trustee, the Investment Manager(s) and all persons having any interest in the Trust Fund and their Beneficiaries shall disregard such action and are not in any manner bound thereby, and they, and each of them, shall suffer no liability for any such disregard thereof, and shall be reimbursed on demand out of the Trust Fund or by the responsible Participant or Beneficiary for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action. The preceding provisions of this Section shall not apply to situations where a Participant is indebted to the Trust Fund. In cases where a Participant is indebted to the Trust Fund, the Trustee is permitted to levy against the accounts of the Participant to the extent necessary to collect indebtedness owing from the Participant to the Trust Fund and any unpaid interest, late charges, or other amounts.

          (b) Company Securities.  Company Securities held through the
              ------------------
Investment Fund, if any, designated to invest in the Company Securities cannot be used to satisfy a loan made to the Plan or be used as collateral for a loan made to the Plan.

          (c) Exception for Qualified Domestic Relations Orders.
              -------------------------------------------------

               (1) The nonalienation rule of subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, except that subsection (a) shall not apply if the Plan Committee or its delegate determines that such order is a Qualified Domestic Relations Order.

               (2) Upon receipt of a domestic relations order, the Plan Committee or its delegate shall promptly notify the Participant and any other alternative payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders.

               (3) Within a reasonable period after the receipt of a domestic relations order, the Plan Committee or its delegate shall determine the qualified status of such order, and thereafter notify the Participant and each alternate payee of such determination. During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined by the Plan Committee or its delegate, or if the Plan Committee or its delegate has notice that the parties are attempting to rectify any deficiencies in the order, the Plan Committee or its delegate shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

               (4) If within 18 months after the date on which the first payment would be required to be made under an order, the order is determined to be a Qualified Domestic Relations Order, the Plan Committee or its delegate shall pay the segregated amounts (plus interest thereon, if any) to the person or persons entitled thereto. If within such 18 month period (A) it is determined that the order is not a Qualified Domestic Relations Order or (B) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Plan Committee or its delegate (unless under a restraining order prohibiting the disposition of benefits pending resolutions of a suit) shall pay the segregated amounts (plus interest thereon, if any) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the close of the 18 month period shall be applied prospectively only from the date of such determination.

               (5) For purposes of Section 414(p)(4)(A)(ii) of the Internal Revenue Code, the interest rate for determining the present value of any accrued benefit shall be the interest rate then in effect for determining the amount of contributions under the Plan.

   17.5 Common Trust Fund.  The fact that for administrative purposes the Plan
        -----------------
Committee or Trustee maintains separate accounts for each Participant shall not be deemed to segregate for such Participant, or to give such Participant any direct interest in, any specific assets in the Trust Fund held by the Trustee. Except as provided herein, all such assets may be held and administered by the Trustee as a commingled fund, subject to the provisions of the Plan for the investment thereof in one or more Investment funds.

   17.6 Responsibility of Fiduciaries.  Members of the Plan Committee and Plan
        -----------------------------
Committee, together with their assistants and representatives who are Employees, shall be free from all liability for their acts and conduct in the administration of the Plan and trust under the Trust Agreement, except for acts of willful misconduct or gross negligence; provided that the foregoing shall not relieve any of them from any responsibility or liability for any responsibility, obligation or duty that they may have under ERISA.

   17.7 Indemnity by Companies.  In the event and to the extent not insured
        ----------------------
against by any insurance company under the provisions of any applicable insurance policy, the Companies shall indemnify, hold harmless and, if requested, defend the members of the Plan Committee and Plan Committee, together with their assistants and representatives who are Employees, from and against any and all claims, demands, suits or proceedings in connection with the Plan or trust under the Trust Agreement that may be brought by Employees, Participants or Beneficiaries or their legal representatives, or by any other person, corporation, entity, government or agency thereof and from and against any and all costs or other expenses, including but not limited to attorneys' fees incurred by said members in connection with such claims, demands, suits or proceedings; provided that such indemnification shall not apply to any such person for such person's acts of willful misconduct or gross negligence, as determined by a no longer appealable final judgment of a court of competent jurisdiction.

   17.8   Inability to Locate Participants or Beneficiaries.
          -------------------------------------------------

          (a) Each Participant shall keep the Plan Committee advised of his current address and the current address of each of his potential Beneficiaries. Any payment, distribution or communication hereunder addressed to a Participant or Beneficiary at the last address filed with the Plan Committee or, if no such address has been filed, at the last address indicated on the records of the Company in respect of the Participant, shall be deemed to have been delivered to the Participant or Beneficiary three (3) days after such payment, distribution or communication is deposited in the United States mail, postage prepaid.

          (b) If the Plan Committee cannot, by making a reasonably diligent attempt by mail, locate either the Participant, his Beneficiary or contingent Beneficiary, as the case may be, within five (5) years following the date as of which the person's benefits become payable under the Plan, the total amount shall be forfeited and shall be used to reduce Company contributions under the Plan; provided, that if such person to whom a benefit is payable makes a claim in writing for such benefit after the expiration of the five (5) year period, the benefit shall be reinstated. In the event of such reinstatement, payment shall commence to such person in the same form and amount as initially applicable, commencing as soon as practicable after the date on which the Plan Committee receives his written claim.

     17.9 Payment in Case of Incapacity.  In the event that the Plan Committee
          -----------------------------
shall find that any Participant or Beneficiary to whom a benefit is payable under this Plan is unable to manage his own affairs because of illness, accident, or other mental or physical incompetence, or is unable to give a valid receipt, the Plan Committee may cause the payment becoming due to such Participant or Beneficiary to be paid to another person selected by the Plan Committee in its sole discretion for the benefit of the Participant or Beneficiary without responsibility on the part of the Plan Administrator, the Plan Committee, any Affiliated Company or the Trustee to follow the application of such payment; provided that if claim shall have been made therefor by an existing and duly appointed guardian, conservator, committee or other duly appointed legal representative, payment shall be made to such representative. Any such payment shall be a payment for the account of the Participant or Beneficiary and shall operate as a complete discharge of all liability therefor under this Plan.

     17.10  Headings.  Article, Section and subsection headings are for
            --------
convenient reference only and shall not be deemed to be a part of the substance of this instrument or in any way to enlarge or limit the contents of any Article.

     17.11  Applicable Law.  Except as may otherwise specifically be required by
            --------------
the Trust Agreement, all legal questions pertaining to the Plan shall be determined in accordance with ERISA and, to the extent not preempted by federal law, the laws of the State of New York. All contributions made hereunder shall be deemed to have been made in New York.

     17.12  Agent for Service.  The Secretary of Dow Jones & Company, Inc.,
            -----------------
World Financial Center, 200 Liberty Street, New York, NY 10281, shall be the agent for service of any legal process upon this Plan.


            EXECUTED as of January 1, 1989 pursuant to the June 22, 1994, Resolution of the Plan Committee amending and restating this Plan.


                                        /s/ Leonard E. Doherty
                                        -------------------------------
                                        Leonard E. Doherty
                                        Chairman, PLAN COMMITTEE



          To the extent, if any, that the amendments contained in this restatement affect the rights, duties or responsibilities of the Trustee, the Trustee hereby CONSENTS, pursuant to Section 16.1 of the Plan.

                                        FIDELITY MANAGEMENT TRUST COMPANY


                                        By: /s/ John P. O'Reilly, Jr.
                                           ----------------------------
                                           Title: Senior Vice President

                                   SCHEDULE A
                                       TO
                    DOW JONES PROFIT-SHARING RETIREMENT PLAN
                    ----------------------------------------



For purposes of the definition of "Eligible Employee" in Article I of the Plan, collective bargaining agreements between a Company and any of the following labor unions shall be deemed included in this Schedule A, unless the collective bargaining agreement specifically excludes coverage under the Plan.

Newspaper, Magazine, Periodical Salesmen, Drivers,
  Chauffeurs, Division Men, District Managers, Checkers, Vendors and Handlers' Union Local No. 706, IBT (drivers)
Progressive Lodge No. 126 of the International Association of
  Machinists and Aerospace Workers, AFL-CIO (machinists) Chicago Mailers Union No. 2 (mailers)
Chicago Paperhandlers & Electrotypers Union No. 2
  (paperhandlers)
Chicago Web Printing Pressmen's Union No. 7 (pressmen) Chicago Typographical Union No. 16 (typographical workers)
  (until this operation closed in Chicago on January 1, 1991) Graphic Communications Union (formerly named Springfield
  Printing Pressmen and Assistants Union) Local No. 85-C
  (pressmen)
Springfield Typographical Union Local No. 216 (typographical workers and mailers)
Dallas Mailers Union No. 143, ITU (mailers) (until ITU merged locally with CWA, effective no later than January 1, 1991)
Dallas Typographical Union No. 173, CWA (mailers) (after ITU merged locally with CWA, effective no later than January 1, 1991)
Dallas Typographical Union No. 173, CWA (typographical
  workers) (under separate contract from mailers)
Dallas Graphic Communications International Union
  Local No. 21 (pressmen)
St. Louis Mailers Union No. 3, Local 14620, CWA,
  Printing, Publishing and Media Workers Sector (PPMWS)
  (mailers)
St. Louis Graphic Communications Local Union No. 38N
  (machinists)
St. Louis Graphic Communications Local Union No. 38N
  (pressmen)
Independent Association of Publishers' Employees, Inc.
  (IAPE)
Newspaper and Mail Deliverers' Union of New York and
  Vicinity (drivers)
International Association of Machinist and Aerospace Workers
  Lodge 68, District 115 (machinists) (until decertification of that Union for the Palo Alto operation in October 1991)
San Francisco Web Pressmen and Platemakers' Union No. 4
  (pressmen)
Northern California Mailers Union No. 15 (mailers)

Bay Area Typographical Union No. 21 (typographical workers)
  (until this operation closed at Palo Alto on March 1,
  1989)
San Francisco Paperhandlers' Union No. 24 (paperhandlers)
  (until this operation closed at Palo Alto in June 1990)
Graphic Communications Union Local 404 (pressmen)
Southern California Typographical Mailers Union No. 17
  (mailers)
Newark Mailers Union (formerly named Northern New Jersey
  Mailers Union) No. 1100, IBT (mailers)
Graphic Communications International Union 8N (pressmen)
Graphic Communications International Union 8N
  (earth station workers)
International Association of Machinists and Aerospace
  Workers, AFL-CIO, District Lodge No. 67, Washington Lodge
  No. 193 (machinists) (until recognition at White Oak withdrawn on October 1, 1992)
Mailers Union No. 29 of Washington, DC (mailers)
Graphic Communications Union Local No. 449 (paperhandlers)
Graphic Communications Union Local No. 6 (pressmen)
International Brotherhood of Electrical Workers Local 164
  (from February 1, 1992 through the effective date of decertification of that union in 1992)

                                        As of January 1, 1989
                                        through June 22, 1994